Exhibit (99)(b)

WACHOVIA FOURTH QUARTER 2004

QUARTERLY EARNINGS REPORT

JANUARY 19, 2005

TABLE OF CONTENTS

Explanation of “Combined” Results	1
Fourth Quarter 2004 Financial Highlights	2
Earnings Reconciliation	3
Summary Results	4
Other Financial Measures	5
Loan and Deposit Growth	6
Fee and Other Income	7
Noninterest Expense	8
Consolidated Results - Segment Summary	9
General Bank	10
Capital Management	11
Wealth Management	12
Corporate and Investment Bank	13
Asset Quality	14
2004 – Another Strong Performance	15
Efficiency Initiative Update	16
2005 Full Year Outlook	17
Appendix	18-39
Explanation of Our Use and Reconciliation of Certain Non-GAAP Financial Measures	40-44
Cautionary Statement	45
Supplemental Illustrative Combined Information	46

READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2004, PRESENTED IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), WHICH MAY BE FOUND IN WACHOVIA’S THIRD QUARTER REPORT ON FORM 10-Q.

ALL NARRATIVE COMPARISONS ARE WITH THIRD QUARTER 2004 UNLESS OTHERWISE NOTED.

THE INFORMATION CONTAINED HEREIN INCLUDES CERTAIN NON-GAAP FINANCIAL MEASURES. PLEASE REFER TO PAGES 40-44 FOR AN IMPORTANT EXPLANATION OF OUR USE OF NON-GAAP FINANCIAL MEASURES AND RECONCILIATION OF THOSE NON-GAAP FINANCIAL MEASURES TO GAAP.

Wachovia 4Q04 Quarterly Earnings Report

EXPLANATION OF “COMBINED” RESULTS

CERTAIN TABLES AND NARRATIVE COMPARISONS IN THIS SUPPLEMENTAL EARNINGS PACKAGE INCLUDE REFERENCES TO “COMBINED” RESULTS FOR FOURTH QUARTER 2004 AND PRIOR QUARTERS. “COMBINED” RESULTS FOR THE FOURTH QUARTER OF 2004 REPRESENT WACHOVIA’S ACTUAL FOURTH QUARTER 2004 RESULTS PLUS THE ACTUAL RESULTS OF SOUTHTRUST FOR OCTOBER 2004. “COMBINED” RESULTS FOR THE THIRD QUARTER 2004 AND PRIOR QUARTERS INCLUDE WACHOVIA’S ACTUAL RESULTS PLUS THE ACTUAL RESULTS OF SOUTHTRUST. THE “COMBINED” RESULTS ARE FOR ILLUSTRATIVE PURPOSES ONLY AND THE PRESENTATION OF RESULTS ON THIS “COMBINED” BASIS IS NOT A PRESENTATION THAT CONFORMS WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THE FOURTH QUARTER 2004 “COMBINED” RESULTS INCLUDE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS AS OF THE ACTUAL CLOSING DATE OF NOVEMBER 1, 2004; NO ATTEMPT WAS MADE TO ESTIMATE THESE PURCHASE ACCOUNTING AND OTHER CLOSING ADJUSTMENTS ON THE “COMBINED” RESULTS FOR PRIOR PERIODS “AS IF” THE MERGER HAD OCCURRED ON PRIOR DATES. READERS ARE ENCOURAGED TO REFER TO WACHOVIA’S RESULTS PRESENTED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES WHICH MAY BE FOUND IN EXHIBIT (99)(C) TO WACHOVIA’S CURRENT REPORT ON FORM 8-K, FILED ON JANUARY 19, 2005. ALL NARRATIVE COMPARISONS ARE TO WACHOVIA-ONLY RESULTS FOR PRIOR PERIODS UNLESS OTHERWISE NOTED. SEE ALSO “SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION ON PAGE 46 FOR A FURTHER DISCUSSION REGARDING THE “COMBINED” PRESENTATION.

ALL NARRATIVE COMPARISONS OF “COMBINED” RESULTS ARE WITH “COMBINED” THIRD QUARTER 2004 RESULTS UNLESS OTHERWISE NOTED.

FOR EASE OF USE, COMMENTS HEREIN PERTAINING TO AS REPORTED OR ACTUAL RESULTS ARE PRESENTED IN BOLD TYPE.

“COMBINED” SUMMARY

4Q04:	REPORTED RESULTS PLUS SOUTHTRUST RESULTS FOR OCTOBER 2004 PLUS AN ADDITIONAL MONTH OF DBI AND OTHER INTANGIBLE AMORTIZATION

PRIOR QUARTERS:

REPORTED RESULTS PLUS SOUTHTRUST’S RESULTS PLUS THREE MONTHS OF DBI AND OTHER INTANGIBLE AMORTIZATION

PRIOR PERIOD RESULTS DO NOT INCLUDE THE EFFECT OF DILUTION AND AMORTIZATION OF FAIR MARKET VALUE ADJUSTMENTS MADE TO SOUTHTRUST’S BALANCE SHEET ON 11/1/04

Wachovia 4Q04 Quarterly Earnings Report

FOURTH QUARTER 2004 FINANCIAL HIGHLIGHTS

•	Closed SouthTrust merger on November 1, 2004; reported results include 3 months of Wachovia results plus 2 months of SouthTrust results

VERSUS 3Q04 REPORTED RESULTS

•	Earnings of $1.4 billion, up 15% and up 32% over 4Q03; EPS of $0.95 down 1% and up 14% from 4Q03

–	Excluding $0.04 per share of net merger-related and restructuring expenses, EPS of $0.99 down 1% and up 13% from 4Q03

•	Segment earnings reflect continued strong execution in core banking and advisory businesses and the impact of the SouthTrust transaction primarily in the General Bank

–	General Bank, up 14% and up 54% from 4Q03

–	Capital Management, up 26% due to improving brokerage and up 5% from 4Q03

–	Wealth Management up 6% and up 32% from 4Q03

–	Corporate and Investment Bank down 10% and up 26% from 4Q03

•	Net charge-offs of $115 million increased to 23 bps of average loans from 15 bps, reflecting the alignment of charge-off practices and slightly lower recoveries; provision expense $109 million

“COMBINED” BASIS RESULTS: 4Q04 VS. 3Q04 UNLESS OTHERWISE NOTED

•	Earnings of $1,465 million up 2% and up 16% from 4Q03

•	SEGMENT EARNINGS REFLECT CONTINUED STRONG EXECUTION

–	General Bank down 1% on unusually high expenses; up 30% from 4Q03

–	Capital Management up 26% and 4% from strong 4Q03

–	Wealth Management stable and up 20% from 4Q03

–	Corporate and Investment Bank down 11% (lower principal investing gains); up 24% from 4Q03 on solid performance and market share gains

•	Revenue up 2% and up 3% from 4Q03

–	Net interest income increased 1% and up 6% from 4Q03 on deposits and corporate banking activity

–	Fee and other income rose 3% and 2% from 4Q03; non-commission fees and other income up 4% from 4Q03

•	Noninterest expense up 1% largely on higher brokerage expenses and down 2% vs. 4Q03

•	Repurchased 25.7 million shares during the quarter

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Wachovia 4Q04 Quarterly Earnings Report

EARNINGS RECONCILIATION

Earnings Reconciliation	2004								2003		4 Q 04 EPS
(After-tax in millions, except per share data)	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	Amount	EPS	.vs 3 Q 04	vs 4 Q 03
Net income (GAAP)	$1,448	0.95	1,263	0.96	1,252	0.95	1,251	0.94	1,100	0.83	(1)%	14
Net merger-related and restructuring expenses	53	0.04	55	0.04	47	0.03	48	0.04	75	0.05	—	(20)

Earnings excluding merger-related and restructuring expenses	1,501	0.99	1,318	1.00	1,299	0.98	1,299	0.98	1,175	0.88	(1)	13
Deposit base and other intangible amortization	74	0.05	62	0.05	67	0.05	69	0.05	74	0.06	—	(17)

Earnings excluding merger-related and restructuring expenses, and other intangible amortization	$1,575	1.04	1,380	1.05	1,366	1.03	1,368	1.03	1,249	0.94	(1)%	11

•	Expect 2005 intangible amortization of $0.15 per share: 1Q05 $0.04; 2Q05 $0.04; 3Q05 $0.04; 4Q05 $0.03 based on 4Q04 Combined basis average diluted shares of 1,619 million

•	Estimated preliminary net dilution to EPS of ($0.01) in 2005 and 2006 from SouthTrust purchase accounting adjustments; based on 4Q04 Combined basis average diluted shares of 1,619 million

Estimated SouthTrust PAA Dilution	Actual 2004	Estimated 2005	Estimated 2006
(Dollars in millions, except per share data)	Fourth Quarter	Full Year	Full Year
Net interest income
Loans/Leases	$(11)	(56)	(40)
Deposits	6	21	9
Debt	1	4	4

Total net interest income	(4)	(31)	(27)
Fee income	—	—	—
Expenses	—	1	4
Income tax benefit	2	11	9

Net income	(2)	(19)	(14)

Estimated EPS impact	$(0.00)	(0.01)	(0.01)

All amounts are based on preliminary purchase accounting adjustments which are subject to refinement in 2005

Above amounts do not include impact to future run rate for the following items:

Securities that were sold at consummation

Long-term debt that was paid off at consummation

Fixed assets, prepaid assets and other assets and liabilities that were written down to fair value

Benefit plans including pension, postretirement medical and other postemployment benefits

(See Appendix, page 18 for further detail)

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Wachovia 4Q04 Quarterly Earnings Report

SUMMARY RESULTS

Earnings Summary	2004				2003	4Q04 vs 3Q04	4Q04 vs 4Q03	Combined
(In millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Net interest income (Tax-equivalent)	$3,357	3,028	2,903	2,923	2,942	11%	14	$3,499	3,451	1%
Fee and other income	2,804	2,601	2,607	2,767	2,613	8	7	2,839	2,764	3

Total revenue (Tax-equivalent)	6,161	5,629	5,510	5,690	5,555	9	11	6,338	6,215	2
Provision for credit losses	109	43	61	44	86	—	27	118	67	76
Other noninterest expense	3,605	3,445	3,286	3,455	3,520	5	2	3,743	3,723	1
Merger-related and restructuring expenses	116	127	102	99	135	(9)	(14)	116	127	(9)
Other intangible amortization	113	99	107	112	120	14	(6)	125	133	(6)

Total noninterest expense	3,834	3,671	3,495	3,666	3,775	4	2	3,984	3,983	—
Minority interest in income of consolidated subsidiaries	54	28	45	57	63	93	(14)	54	28	93

Income before income taxes (Tax-equivalent)	2,164	1,887	1,909	1,923	1,631	15	33	2,182	2,137	2
Income taxes (Tax-equivalent)	716	624	657	672	531	15	35	717	706	2

Net income	$1,448	1,263	1,252	1,251	1,100	15%	32	$1,465	1,431	2%

Diluted earnings per common share	$0.95	0.96	0.95	0.94	0.83	(1)%	14
Dividend payout ratio on common shares	48.42%	41.67	42.11	42.55	42.17	—	—
Return on average common stockholders’ equity	13.50	15.12	15.49	15.37	13.58	—	—
Return on average assets	1.22	1.18	1.22	1.26	1.12	—	—
Overhead efficiency ratio (Tax-equivalent)	62.23%	65.20	63.46	64.42	67.95	—	—	62.85%	64.08	—%
Operating leverage (Tax-equivalent)	$368	(55)	(11)	244	18	—%	—

•	Net interest income rose $329 million to $3.4 billion; up $415 million from 4Q03 largely due to addition of SouthTrust

•	Combined results up $48 million linked quarter, or 1%, due to growth in earning assets, improved deposit spreads, and increased trading activities

•	Combined results up $139 million, or 4%, from 4Q03 reflecting growth in core deposits and earning assets

•	Fee and other income was up $203 million and $191 million from 4Q03 largely due to SouthTrust

•	Combined results up 3% reflecting higher securitization income, improvement in retail brokerage, asset management, and advisory and underwriting partially offset by lower principal investing gains; up 2% from 4Q03

•	Provision expense increased $66 million largely driven by the addition of SouthTrust

•	Linked quarter Combined up $51 million largely reflecting alignment of charge-off practices and slightly lower recoveries

•	Other noninterest expense rose 5% driven by the addition of SouthTrust

•	Combined expenses up 1% linked quarter, driven largely by higher retail brokerage expense; down 2% vs. 4Q03 on lower legal costs

(See Appendix, pages 18 - 22 for further detail)

MINORITY INTEREST IN PRE-TAX INCOME OF CONSOLIDATED ENTITIES IS ACCOUNTED FOR AS AN EXPENSE ON OUR INCOME STATEMENT. MINORITY INTEREST INCLUDES THE EXPENSE REPRESENTED BY PRUDENTIAL FINANCIAL, INC.’S 38% OWNERSHIP INTEREST IN WACHOVIA SECURITIES FINANCIAL HOLDINGS, LLC (WSFH), IN ADDITION TO THE EXPENSE ASSOCIATED WITH OTHER MINORITY INTERESTS IN OUR CONSOLIDATED SUBSIDIARIES.

THIS GAAP BASIS MINORITY INTEREST EXPENSE IS NOT ACCOUNTED FOR IN THE SAME MANNER IN THE FINANCIAL STATEMENTS OF PRUDENTIAL FINANCIAL, INC. UNDER PURCHASE ACCOUNTING, EACH ENTITY CONTRIBUTING BUSINESSES TO WSFH RECORDS FAIR VALUE ADJUSTMENTS TO THE ASSETS AND LIABILITIES CONTRIBUTED BY THE OTHER ENTITY. THEREFORE, THE AMOUNT REFLECTED HEREIN SHOULD NOT BE USED TO FORECAST THE IMPACT OF PRUDENTIAL FINANCIAL’S MINORITY INTEREST IN WSFH ON ITS RESULTS.

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Wachovia 4Q04 Quarterly Earnings Report

OTHER FINANCIAL MEASURES

Performance Highlights	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(Dollars in millions, except per share data)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Earnings excluding merger-related and restructuring expenses (a)(b)
Net income	$1,501	1,318	1,299	1,299	1,175	14%	28
Return on average assets	1.26%	1.24	1.27	1.31	1.20	—	—
Return on average common stockholders’ equity	13.95	15.72	16.04	15.95	14.41	—	—
Overhead efficiency ratio (Tax-equivalent)	60.34	62.96	61.60	62.67	65.51	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	55.01%	57.56	55.50	56.69	60.08	—	—
Operating leverage (Tax-equivalent)	$358	(30)	(8)	208	6	—%	—
Earnings excluding merger-related and restructuring expenses, and other intangible amortization (a)(b)
Net income	$1,575	1,380	1,366	1,368	1,249	14%	26
Dividend payout ratio on common shares	44.23%	38.10	38.83	38.83	37.23	—	—
Return on average tangible assets	1.38	1.33	1.38	1.42	1.32	—	—
Return on average tangible common stockholders’ equity	26.59	26.28	27.15	26.97	24.83	—	—
Overhead efficiency ratio (Tax-equivalent)	58.50	61.20	59.66	60.70	63.35	—	—
Overhead efficiency ratio excluding brokerage (Tax-equivalent)	52.79%	55.44	53.12	54.23	57.39	—	—
Operating leverage (Tax-equivalent)	$373	(38)	(13)	200	(1)	—%	—
Other financial data
Net interest margin	3.37%	3.36	3.37	3.55	3.64	—	—
Fee and other income as % of total revenue	45.50	46.21	47.33	48.62	47.05	—	—
Effective income tax rate	31.20	30.71	32.19	32.73	29.76	—	—
Tax rate (Tax-equivalent) (c)	33.14%	33.04	34.44	34.93	32.57	—	—
Asset quality
Allowance for loan losses as % of loans, net	1.23%	1.33	1.35	1.40	1.42	—	—
Allowance for credit losses as % of loans, net	1.30	1.41	1.43	1.49	1.51	—	—
Allowance for loan losses as % of nonperforming assets	251	258	241	218	205	—	—
Net charge-offs as % of average loans, net	0.23	0.15	0.17	0.13	0.39	—	—
Nonperforming assets as % of loans, net, foreclosed properties and loans held for sale	0.53%	0.50	0.55	0.63	0.69	—	—
Capital adequacy
Tier 1 capital ratio (d)	7.93%	8.34	8.36	8.54	8.52	—	—
Tangible capital ratio (including FAS 115/133)	5.15	5.06	4.96	5.25	5.15	—	—
Tangible capital ratio (excluding FAS 115/133)	4.99	4.84	4.85	4.85	4.83
Leverage ratio (d)	6.38%	6.21	6.23	6.33	6.36	—	—
Other
Average diluted common shares	1,518	1,316	1,320	1,326	1,332	15%	14
Actual common shares	1,588	1,308	1,309	1,312	1,312	21	21
Dividends paid per common share	$0.46	0.40	0.40	0.40	0.35	15	31
Book value per common share	29.79	25.92	24.93	25.42	24.71	15	21
Common stock price	52.60	46.95	44.50	47.00	46.59	12	13
Market capitalization	$83,537	61,395	58,268	61,650	61,139	36	37
Common stock price to book value	177%	181	178	185	189	—	—
FTE employees	96,030	84,503	85,042	85,460	86,114	14	12
Total financial centers/brokerage offices	4,004	3,247	3,271	3,305	3,360	23	19
ATMs	5,321	4,395	4,396	4,404	4,408	21%	21

(a)	See tables on page 3, and on pages 41 through 44 for reconciliation to earnings prepared in accordance with GAAP.

(b)	See page 4 for the most directly comparable GAAP financial measure and pages 41 through 44 for reconciliation to earnings prepared in accordance with GAAP.

(c)	The tax-equivalent tax rate applies to fully tax-equivalized revenues.

(d)	The fourth quarter of 2004 is based on estimates.

KEY POINTS

•	Cash overhead efficiency ratio improved to 58.50%

•	Tax-equivalent tax rate increased to 33.14%

•	Leverage ratio of 6.38% higher due to effect of timing of SouthTrust consummation; we estimate that in a normalized quarter the leverage ratio would have been approximately 6.10%

•	Average diluted shares up 202 million reflecting the addition of 298 million shares associated with SouthTrust merger and the net effect of employee stock option activity, partially offset by the net effect of open market purchases of 20.7 million shares at an average cost of $52.73 per share, and purchase of 5 million shares at an average cost of $47.34 relating to settlement of equity collar transactions

(See Appendix, pages 18 - 22 for further detail)

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Wachovia 4Q04 Quarterly Earnings Report

LOAN AND DEPOSIT GROWTH

Average Balance Sheet Data	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Assets
Trading assets	$36,517	32,052	26,135	20,956	20,038	14%	82	$36,537	32,155	14%
Securities	103,879	101,493	100,209	98,222	94,584	2	10	107,738	113,045	(5)
Commercial loans, net
General Bank	69,584	53,068	52,085	50,872	50,500	31	38	77,689	77,276	1
Corporate and Investment Bank	35,685	33,233	29,809	29,696	30,815	7	16	36,200	34,777	4
Other	11,330	10,559	10,213	9,800	9,313	7	22	11,587	11,222	3

Total commercial loans, net	116,599	96,860	92,107	90,368	90,628	20	29	125,476	123,275	2
Consumer loans, net	79,928	71,692	71,535	68,813	68,972	11	16	83,510	81,992	2

Total loans, net	196,527	168,552	163,642	159,181	159,600	17	23	208,986	205,267	2

Loans held for sale	21,405	17,119	15,603	12,759	10,627	25	—	21,634	17,773	22
Other earning assets (a)	39,162	40,693	39,258	39,202	37,425	(4)	5	39,174	40,734	(4)

Total earning assets	397,490	359,909	344,847	330,320	322,274	10	23	414,069	408,974	1
Cash	11,870	11,159	11,254	10,957	10,728	6	11	12,208	12,176	—
Other assets	63,071	53,331	54,973	57,411	55,985	18	13	67,474	66,377	2

Total assets	$472,431	424,399	411,074	398,688	388,987	11%	21	$493,751	487,527	1%

Liabilities and Stockholders’ Equity
Core interest-bearing deposits	202,398	181,556	173,343	162,070	148,413	11	36	209,893	203,776	3
Foreign and other time deposits	19,424	15,256	14,883	15,349	18,168	27	7	22,231	24,716	(10)

Total interest-bearing deposits	221,822	196,812	188,226	177,419	166,581	13	33	232,124	228,492	2
Short-term borrowings	77,657	77,547	75,586	75,053	81,569	—	(5)	79,378	81,589	(3)
Long-term debt	44,010	39,951	37,840	37,269	35,855	10	23	46,302	46,785	(1)

Total interest-bearing liabilities	343,489	314,310	301,652	289,741	284,005	9	21	357,804	356,866	—
Noninterest-bearing deposits	58,229	51,433	50,466	46,603	45,696	13	27	60,143	56,917	6
Other liabilities	28,069	25,410	26,460	29,607	27,145	10	3	28,414	26,483	7

Total liabilities	429,787	391,153	378,578	365,951	356,846	10	20	446,361	440,266	1
Stockholders’ equity	42,644	33,246	32,496	32,737	32,141	28	33	47,390	47,261	—

Total liabilities and stockholders’ equity	$472,431	424,399	411,074	398,688	388,987	11%	21	$493,751	487,527	1%

(a) Includes interest-bearing bank balances, federal funds sold and securities purchased under resale agreements.

Memoranda
Low-cost core deposits	$216,821	194,404	184,094	167,765	154,176	12%	41	$223,692	214,481	4%
Other core deposits	43,806	38,585	39,715	40,908	39,933	14	10	46,344	46,173	—

Total core deposits	$260,627	232,989	223,809	208,673	194,109	12%	34	$270,036	260,693	4%

KEY POINTS

•	Trading assets up 14% largely due to growth in interest rate products business and trading asset warehouses

•	Average VAR remained relatively stable at $20 million from $19 million in 3Q04

•	Securities increased $2.4 billion largely reflecting the addition of SouthTrust

•	Average duration of investment securities increased to 2.8 years from 2.6 years at 3Q04 consistent with the liquidation of $8 billion in floating rate, shorter duration securities

•	Combined securities declined as planned reflecting sale of $8 billion of high quality lower-spread floating rate securities and a $4.5 billion reduction due to a securitization that was unwound

•	Commercial loans increased $19.7 billion or 20%; Combined commercial loans up 2% reflecting strength in large corporate and middle-market lending

•	Consumer loans grew 11% due largely to SouthTrust merger; Combined consumer loans up 2% on higher real-estate secured

•	Total earning assets include $20.2 billion of consumer loans held for sale and $6.0 billion of margin loans

•	Loans held for sale increase included $3.9 billion associated with a securitization that was unwound

•	Core deposits were up 12% and up 34% from 4Q03 driven by the addition of SouthTrust

•	Core deposits were up 4% linked quarter on a Combined basis on strength in both consumer and commercial; up 23% vs. 4Q03

•	Long-term debt increased 10% and 23% from 4Q03 largely reflecting new issuances and the impact of the SouthTrust merger; declined modestly on a Combined basis

(See Appendix, pages 19 - 20 for further detail)

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Wachovia 4Q04 Quarterly Earnings Report

FEE AND OTHER INCOME

Fee and Other Income	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Service charges	$519	499	489	471	436	4%	19	$540	567	(5)%
Other banking fees	343	313	301	269	250	10	37	357	355	1
Commissions	620	568	657	756	732	9	(15)	623	576	8
Fiduciary and asset management fees	700	668	700	704	700	5	—	702	677	4
Advisory, underwriting and other investment banking fees	271	237	203	200	223	14	22	271	237	14
Trading account profits (losses)	(16)	(60)	34	77	14	73	—	(16)	(58)	72
Principal investing	7	201	15	38	(13)	(97)	—	7	201	(97)
Securities gains (losses)	23	(71)	36	2	(24)	—	—	23	(71)	—
Other income	337	246	172	250	295	37	14	332	280	19

Total fee and other income	$2,804	2,601	2,607	2,767	2,613	8%	7	$2,839	2,764	3%

KEY POINTS

•	Fee and other income increased 8% and 7% vs. 4Q03 largely reflecting the addition of SouthTrust

•	Up $75 million, or 3%, on a Combined basis reflecting higher retail brokerage activity, advisory and underwriting activity

•	Combined results reflect a net decline of $6 million from trading, principal investing, securities gains/losses and other income

•	Service charges were up 4%, and up 19% from 4Q03 reflecting the merger with SouthTrust

•	Combined results down 5% reflecting a decline in commercial DDA service charges related to commercial deposit balances covering more fees due to higher rate environment; up $35 million from 4Q03 on stronger consumer service charges

•	Other banking fees rose 10%; up 37% over 4Q03 reflecting merger with SouthTrust

•	Combined results up 1% linked quarter and up 19% over 4Q03 driven by higher debit card interchange revenue and higher commercial mortgage banking fees

•	Commissions grew 9% linked quarter largely on higher retail brokerage activity; down 15% from a more robust 4Q03

•	Fiduciary and asset management fees increased 5% primarily on higher asset valuations; flat with 4Q03

•	Advisory, underwriting and other investment banking fees rose 14% or $34 million; up 22% vs. 4Q03

•	Linked quarter results were driven by strength in structured products, equity capital markets, equity-linked products and M&A results

•	Trading account losses were $16 million versus losses of $60 million in 3Q04 on stronger results in interest rate products and lower losses on economic hedges on non-trading assets

•	Offsetting increase in value of hedged assets not reflected in income statement results

•	Principal investing net gains of $7 million were $194 million lower than 3Q04 and $20 million higher than 4Q03

•	Securities gains of $23 million include $11 million of gains in Corporate and Investment Banking

•	Other income rose $91 million from 3Q04 results and reflects the addition of SouthTrust; also driven by higher securitization income

(See Appendix, page 21 for further detail)

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Wachovia 4Q04 Quarterly Earnings Report

NONINTEREST EXPENSE

Noninterest Expense	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Salaries and employee benefits	$2,239	2,118	2,164	2,182	2,152	6%	4	$2,334	2,297	2%
Occupancy	260	234	224	229	244	11	7	270	263	3
Equipment	272	268	253	259	285	1	(5)	280	291	(4)
Advertising	51	46	48	48	56	11	(9)	54	49	10
Communications and supplies	163	149	157	151	156	9	4	168	163	3
Professional and consulting fees	179	134	126	109	146	34	23	183	139	32
Sundry expense	441	496	314	477	481	(11)	(8)	454	521	(13)

Other noninterest expense	3,605	3,445	3,286	3,455	3,520	5	2	3,743	3,723	1
Merger-related and restructuring expenses	116	127	102	99	135	(9)	(14)	116	127	(9)
Other intangible amortization	113	99	107	112	120	14	(6)	125	133	(6)

Total noninterest expense	$3,834	3,671	3,495	3,666	3,775	4%	2	$3,984	3,983	—%

KEY POINTS

•	Other noninterest expense rose 5% and 2% vs. 4Q03; on a Combined basis up 1% and down 2% vs. 4Q03

•	Salaries and employee benefits were 6% higher; up 2% on a Combined basis driven by higher retail brokerage compensation

•	Occupancy expense up 11%; up 3% on a Combined basis largely reflecting de novo branch investments

•	Opened 46 de novo branches during the quarter

•	Professional and consulting fees increased $45 million on higher seasonal billings

•	Sundry expense declined $55 million largely due to lower legal costs compared with higher 3Q04 levels

(See Appendix, page 22 for further detail)

Page - 8

Wachovia 4Q04 Quarterly Earnings Report

CONSOLIDATED RESULTS - SEGMENT SUMMARY

Wachovia Corporation				Twelve Months Ended December 31,
Performance Summary “Combined”	Total Corporation		2004 vs 2003	General Bank		2004 vs 2003

(In millions)	2004	2003		2004	2003
Income statement data

Net interest income (Tax-equivalent)	$13,612	12,534	9%	$9,297	8,779	6%
Fee and other income	11,367	10,197	11	2,829	2,715	4
Intersegment revenue	—	—	—	172	183	—

Total revenue (Tax-equivalent)	24,979	22,731	10	12,298	11,677	5
Provision for credit losses	347	715	(51)	389	578	(33)
Noninterest expense	15,363	14,178	8	6,443	6,392	1
Minority interest	297	174	71	—	—	—
Income taxes (Tax-equivalent)	3,032	2,534	20	1,984	1,718	15

Segment earnings	$5,940	5,130	16%	$3,482	2,989	16%

Performance and other data

Cash overhead efficiency ratio (Tax-equivalent)	59.31%	59.49	—	52.39%	54.74	—
Average loans, net	$202,263	192,883	5%	$154,008	143,680	7%
Average core deposits	$254,555	208,745	22%	$193,893	176,708	10%

Wachovia Corporation	Twelve Months Ended December 31,
Performance Summary “Combined”	Segment Earnings		2004 vs 2003
	2004	2003
Capital Management	$542	447	21%
Wealth Management	209	165	27
Corporate and Investment Bank	$1,734	1,196	45%

Wachovia Corporation	Three Months Ended December 31, 2004
Performance Summary	General Bank	Capital Management	Wealth Management	Corporate and Investment Bank	Parent	Merger- Related and Restructuring Expenses	Total Corporation
(In millions)
Income statement data

Total revenue (Tax-equivalent)	$3,003	1,367	279	1,281	231	—	6,161
Noninterest expense	1,533	1,146	197	657	185	116	3,834
Minority interest	—	—	—	—	83	(29)	54
Segment earnings	$868	140	54	392	47	(53)	1,448

Performance and other data

Economic profit	$671	103	38	228	46	—	1,086
Risk adjusted return on capital (RAROC)	51.73%	40.70	48.11	28.71	20.15	—	38.80
Economic capital, average	$6,545	1,373	403	5,120	2,112	—	15,553
Cash overhead efficiency ratio (Tax-equivalent)	51.04%	83.87	70.13	51.29	31.08	—	58.50
FTE employees	43,388	19,579	3,833	4,763	24,467	—	96,030

Business mix/Economic capital

Based on total revenue	48.74%	22.19	4.53	20.79
Based on segment earnings	57.83	9.33	3.60	26.12
Average economic capital change (4Q04 vs. 4Q03)	18%	—	4	—

Page - 9

Wachovia 4Q04 Quarterly Earnings Report

GENERAL BANK

This segment includes Retail and Small Business, and Commercial.

General Bank	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
Performance Summary	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
(In millions)
Income statement data

Net interest income (Tax-equivalent)	$2,295	1,994	1,901	1,856	1,875	15%	22	$2,423	2,372	2%
Fee and other income	661	601	600	569	501	10	32	698	726	(4)
Intersegment revenue	47	43	40	38	49	9	(4)	48	44	9

Total revenue (Tax-equivalent)	3,003	2,638	2,541	2,463	2,425	14	24	3,169	3,142	1
Provision for credit losses	108	74	65	68	145	46	(26)	114	93	23
Noninterest expense	1,533	1,366	1,310	1,327	1,396	12	10	1,645	1,621	1
Income taxes (Tax-equivalent)	494	436	423	387	322	13	53	511	520	(2)

Segment earnings	$868	762	743	681	562	14%	54	$899	908	(1)%

Performance and other data

Economic profit	$671	595	567	498	417	13%	61
Risk adjusted return on capital (RAROC)	51.73%	56.54	54.47	48.29	40.72	—	—
Economic capital, average	$6,545	5,200	5,249	5,370	5,562	26	18
Cash overhead efficiency ratio (Tax-equivalent)	51.04%	51.82	51.53	53.86	57.54	—	—	51.89%	51.61	—%
Lending commitments	$93,394	76,592	73,372	69,977	65,457	22	43
Average loans, net	147,304	124,574	122,040	118,161	116,372	18	27	$157,824	155,929	1
Average core deposits	$192,062	170,329	166,481	160,819	158,128	13	21	$200,867	196,282	2%
FTE employees	43,388	34,481	34,488	34,383	34,552	26%	26

General Bank Key Metrics	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer overall satisfaction score (a)	6.59	6.57	6.57	6.58	6.57	—%	—
New/Lost ratio	1.45	1.44	1.38	1.41	1.28	1	13
Online active customers (In thousands) (b)	2,736	2,548	2,514	2,240	2,144	7	28
Financial centers	3,283	2,507	2,519	2,531	2,565	31%	28

(a)	Gallup survey measured on a 1-7 scale; 6.4 = “best in class”.

(b)	Retail and small business.

SouthTrust Integration	2004	Goal	% of Goal Complete
	Fourth Quarter
Merger costs (Dollars in millions)	$101	$700	14%
Position reductions	733	4,300	17
Branches consolidated	—	175-200	—%

SEGMENT EARNINGS $868 MILLION, UP 14% AND UP 54% FROM 4Q03

•	Revenue of $3.0 billion increased 14% and was up 24% from 4Q03 driven by the addition of SouthTrust and strong year-over-year loan and deposit growth

•	Combined net interest income results reflect continued balance sheet momentum

•	Combined fees down 4% from 3Q04 as commercial customers’ compensating balances covered more fees due to rising rates; Combined fees up 11% vs. 4Q03 driven by stronger consumer DDA charges aided by strong growth in no-fee and interest checking

•	Expenses up 12% due to addition of SouthTrust

•	Combined expenses up 1% primarily due to higher personnel costs at SouthTrust in connection with the merger; 3Q04 expenses included higher legal costs

•	Average loans up 18% due to addition of SouthTrust; average core deposits up 13%

•	Combined loans up 1% linked quarter and 8% vs. 4Q03, with particular linked quarter strength in commercial and year-over-year in retail

•	Combined core deposits up 2% linked quarter and 10% vs. 4Q03; strength primarily in DDA and interest checking

•	Sustained industry-leading customer satisfaction scores and record customer loyalty

•	Merger integration proceeding as planned; during 1Q05 merged bank charters and regulatory mandated branch sales expected to close in February 2005

(See Appendix, pages 23 - 25 for further discussion of business unit results)

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Wachovia 4Q04 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

Capital Management Performance Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Income statement data
Net interest income (Tax-equivalent)	$155	152	131	117	95	2%	63	$156	154	1%
Fee and other income	1,222	1,131	1,245	1,350	1,327	8	(8)	1,227	1,144	7
Intersegment revenue	(10)	(13)	(12)	(13)	(17)	23	41	(10)	(14)	(29)

Total revenue (Tax-equivalent)	1,367	1,270	1,364	1,454	1,405	8	(3)	1,373	1,284	7
Provision for credit losses	—	—	—	—	—	—	—	—	—	—
Noninterest expense	1,146	1,096	1,144	1,222	1,196	5	(4)	1,152	1,109	4
Income taxes (Tax-equivalent)	81	63	80	84	76	29	7	81	64	27

Segment earnings	$140	111	140	148	133	26%	5	$140	111	26%

Performance and other data
Economic profit	$103	76	103	110	95	36%	8
Risk adjusted return on capital (RAROC)	40.70%	34.82	42.24	42.44	38.48	—	—
Economic capital, average	$1,373	1,267	1,335	1,402	1,374	8	—
Cash overhead efficiency ratio (Tax-equivalent)	83.87%	86.29	83.86	84.04	85.08	—	—	83.99%	86.40	—%
Average loans, net	$370	346	254	139	156	7	—	$370	346	7
Average core deposits	$31,527	29,099	24,734	18,348	7,004	8	—	$31,676	29,577	7%
FTE employees	19,579	19,350	19,461	19,581	19,937	1%	(2)

Capital Management Key Metrics	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Separate account assets	$149,913	142,407	143,368	146,405	137,267	5%	9
Mutual fund assets	106,408	106,831	104,217	104,154	109,359	—	(3)

Total assets under management (a)	256,321	249,238	247,585	250,559	246,626	3	4
Securities lending	40,885	36,123	36,500	36,200	—	13	—

Total assets under management and securities lending	$297,206	285,361	284,085	286,759	246,626	4	21

Gross fluctuating mutual fund sales	$3,048	2,830	3,884	4,378	3,892	8	(22)

Full-service financial advisors series 7	8,017	7,964	8,009	8,133	8,192	1	(2)
Financial center advisors series 6	2,502	2,594	2,871	3,081	3,270	(4)	(23)
Broker client assets	$652,500	615,900	618,800	623,000	603,100	6	8
Customer receivables including margin loans	$6,028	6,050	6,161	6,143	6,097	—	(1)
Brokerage offices (Actual)	3,971	3,215	3,239	3,273	3,328	24%	19

(a)	Includes $65 billion in assets managed for Wealth Management which are also reported in that segment.

Retail Brokerage Integration	2004				2003	Goal		% of Goal Complete
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Merger costs (Dollars in millions)	$74	99	432	90	203	1,020	(a)	88%
Position reductions	989	299	126	107	84	1,750		92
Real estate square footage reduction (In millions)	1.2	0.2	0.2	0.2	0.5	2.7		85
Branches consolidated	40	23	32	24	22	144		98%

(a)	Lowered original estimate of $1.128 billion by $108 million.

SEGMENT EARNINGS OF $140 MILLION, UP 26%

•	Total revenue up 8% linked quarter; down 3% from 4Q03

•	Fee and other income increased 8% largely due to improved retail brokerage activity and improvement in fiduciary and asset management fees on higher market valuations

•	Expenses rose 5%, reflecting higher volume-driven incentives, and were down 4% from 4Q03

•	AUM rose 3% reflecting higher market valuations and the addition of SouthTrust, partially offset by net money market outflows including the transfer of money market funds to FDIC-insured sweep product

•	Retail brokerage merger integration nearing completion

•	40 branches consolidated during the quarter

•	Client asset levels $115 billion higher than at deal announcement

(See Appendix, pages 26 - 27 for further discussion of business unit results)

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Wachovia 4Q04 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning, and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management Performance Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04

Income statement data
Net interest income (Tax-equivalent)	$140	131	120	115	114	7%	23	$142	138	3%
Fee and other income	138	136	144	141	138	1	—	140	140	—
Intersegment revenue	1	2	2	1	2	(50)	(50)	1	2	(50)

Total revenue (Tax-equivalent)	279	269	266	257	254	4	10	283	280	1
Provision for credit losses	—	(1)	—	—	1	—	—	—	—	—
Noninterest expense	197	189	190	186	187	4	5	199	194	3
Income taxes (Tax-equivalent)	28	30	28	26	25	(7)	12	30	31	(3)

Segment earnings	$54	51	48	45	41	6%	32	$54	55	(2)%

Performance and other data
Economic profit	$38	36	33	30	26	6%	46
Risk adjusted return on capital (RAROC)	48.11%	49.26	46.86	42.58	37.35	—	—
Economic capital, average	$403	374	375	381	386	8	4
Cash overhead efficiency ratio (Tax-equivalent)	70.13%	70.34	71.54	72.50	74.24	—	—	69.97%	69.41	—%
Lending commitments	$4,830	4,497	4,445	4,117	4,012	7	20
Average loans, net	12,326	11,481	10,878	10,393	9,936	7	24	$12,502	11,996	4
Average core deposits	$12,998	12,462	12,230	11,576	11,333	4	15	$13,125	12,819	2%
FTE employees	3,833	3,628	3,674	3,745	3,791	6%	1

Wealth Management Key Metrics	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter

Investment assets under administration	$119,582	107,764	108,739	109,239	107,177	11%	12
Assets under management (a)	$64,673	58,693	59,401	59,602	59,010	10	10
Client relationships (Actual)	52,551	51,926	66,624	70,630	70,897	1	(26)
Wealth Management advisors (Actual)	1,010	927	958	954	960	9%	5

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

SEGMENT EARNINGS OF $54 MILLION, UP 6% AND 32% FROM 4Q03

•	Net interest income up 7% and up 23% from 4Q03 on continued strong growth of 7% in both commercial and consumer loans and deposit growth of 4% as well as the impact of the SouthTrust merger

•	Fee and other income was up slightly and flat from 4Q03 as record sales and higher market valuations drove improvement in trust and investment management fees which were offset by lower insurance commissions

•	Cash overhead efficiency ratio of 70.13% improved 21 bps linked quarter and 411 bps from 74.24% in 4Q03

•	AUM grew 10% largely reflecting higher market valuations and the effect of the Tanager and SouthTrust acquisitions

(See Appendix, page 28 for further discussion of business unit results)

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Wachovia 4Q04 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, Global Treasury and Trade Finance, and Principal Investing.

Corporate and Investment Bank Performance Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Income statement data
Net interest income (Tax-equivalent)	$634	597	613	597	589	6%	8	$636	607	5%
Fee and other income	685	787	716	743	621	(13)	10	685	794	(14)
Intersegment revenue	(38)	(33)	(30)	(27)	(34)	15	12	(38)	(33)	15

Total revenue (Tax-equivalent)	1,281	1,351	1,299	1,313	1,176	(5)	9	1,283	1,368	(6)
Provision for credit losses	4	(15)	(4)	(26)	35	—	(89)	6	(13)	—
Noninterest expense	657	679	616	617	648	(3)	1	661	685	(4)
Income taxes (Tax-equivalent)	228	252	254	265	183	(10)	25	226	257	(12)

Segment earnings	$392	435	433	457	310	(10)%	26	$390	439	(11)%

Performance and other data
Economic profit	$228	271	275	282	162	(16)%	41
Risk adjusted return on capital (RAROC)	28.71%	33.20	34.25	34.70	23.46	—	—
Economic capital, average	$5,120	4,845	4,756	4,791	5,134	6	—
Cash overhead efficiency ratio (Tax-equivalent)	51.29%	50.22	47.50	46.95	55.06	—	—	51.50%	50.14	—%
Lending commitments	$84,037	77,007	75,295	71,147	69,728	9	21
Average loans, net	35,691	33,240	29,816	29,702	30,822	7	16	$36,206	34,783	4
Average core deposits	$21,434	19,366	18,712	16,691	16,422	11	31	$21,473	19,481	10%
FTE employees	4,763	4,552	4,525	4,355	4,317	5%	10

Corporate and Investment Bank	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
Sub-segment Revenue (In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment Banking	$610	498	575	583	462	22%	32
Corporate Lending	411	411	474	461	492	—	(16)
Global Treasury and Trade Finance	257	244	241	236	235	5	9
Principal Investing	3	198	9	33	(13)	(98)	(123)

Total revenue (Tax-equivalent)	$1,281	1,351	1,299	1,313	1,176	(5)%	9

Memoranda
Total net trading revenue (Tax-equivalent)	$231	186	256	299	220	24%	5

SEGMENT EARNINGS OF $392 MILLION DOWN 10% FROM 3Q04, WHICH INCLUDED $201 MILLION OF NET PRINCIPAL INVESTING GAINS; UP 26% FROM 4Q03

•	Revenue of $1.3 billion decreased 5% linked quarter and increased 9% from 4Q03

•	Net interest income up 6% driven by increased trading assets, core deposit growth and higher dividends received; up 8% from 4Q03

•	Fee and other income decreased 13% from 3Q04, which included $201 million of net principal investing gains; non-principal investing fee and other income rose 16%, or $92 million, on strong trading profits and record advisory and underwriting fees

•	Provision expense of $4 million reflects gross charge-offs of $23 million, or 26 bps of average loans, recoveries of $9 million, which were lower than 3Q04, and resolution of other credit losses of $10 million

•	Expenses decreased 3% on lower variable costs and overhead

•	Average loans increased $2.5 billion linked quarter, driven by growth in asset-based and large corporate lending as well as the addition of $1.0 billion of SouthTrust loans; average loans increased $4.9 billion from 4Q03 largely due to the 2Q04 resolution of commercial leasing tax matters and the addition of SouthTrust

(See Appendix, pages 29 – 32 for further discussion of business unit results)

Page - 13

Wachovia 4Q04 Quarterly Earnings Report

ASSET QUALITY

Asset Quality	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Nonperforming assets
Nonaccrual loans	$955	798	863	968	1,035	20%	(8)
Foreclosed properties	145	101	104	103	111	44	31

Total nonperforming assets	$1,100	899	967	1,071	1,146	22%	(4)

as % of loans, net and foreclosed properties	0.49%	0.51	0.56	0.64	0.69	—	—

Nonperforming assets in loans held for sale	$157	57	68	67	82	—%	91

Total nonperforming assets in loans and in loans held for sale	$1,257	956	1,035	1,138	1,228	31%	2

as % of loans, net, foreclosed properties and loans held for sale	0.53%	0.50	0.55	0.63	0.69	—	—

Allowance for credit losses (a)
Allowance for loan losses, beginning of period	$2,324	2,331	2,338	2,348	2,474	—%	(6)
Former SouthTrust balance, November 1, 2004	510	—	—	—	—	—	—
Net charge-offs	(115)	(65)	(68)	(52)	(156)	77	(26)
Allowance relating to loans transferred or sold	(51)	3	(3)	(9)	(57)	—	(11)
Provision for credit losses related to loans transferred or sold (b)	(6)	(8)	(9)	(8)	24	(25)	—
Provision for credit losses	95	63	73	59	63	51	51

Allowance for loan losses, end of period	2,757	2,324	2,331	2,338	2,348	19	17

Reserve for unfunded lending commitments, beginning of period	134	146	149	156	157	(8)	(15)
Provision for credit losses	20	(12)	(3)	(7)	(1)	—	—

Reserve for unfunded lending commitments, end of period	154	134	146	149	156	15	(1)

Allowance for credit losses	$2,911	2,458	2,477	2,487	2,504	18%	16

Allowance for loan losses
as % of loans, net	1.23%	1.33	1.35	1.40	1.42	—	—
as % of nonaccrual and restructured loans(c)	289	291	270	242	227	—	—
as % of nonperforming assets (c)	251	258	241	218	205	—	—
Allowance for credit losses
as % of loans, net	1.30%	1.41	1.43	1.49	1.51	—	—

Net charge-offs	$115	65	68	52	156	77%	(26)
Commercial, as % of average commercial loans	0.20%	0.05	0.08	(0.05)	0.31	—	—
Consumer, as % of average consumer loans	0.28	0.30	0.28	0.36	0.50	—	—
Total, as % of average loans, net	0.23%	0.15	0.17	0.13	0.39	—	—

Past due loans, 90 days and over, and nonaccrual loans(c)
Commercial, as a % of loans, net	0.56%	0.57	0.66	0.78	0.87	—	—
Consumer, as a % of loans, net	0.80%	0.89	0.86	0.77	0.77	—	—

(a)	The allowance for credit losses is the sum of the allowance for loan losses and the reserve for unfunded lending commitments.

(b)	The provision related to loans transferred or sold includes recovery of lower of cost or market losses.

(c)	These ratios do not include nonperforming assets included in loans held for sale.

KEY POINTS

•	Net charge-offs of $115 million, or 23 bps of average loans, increased $50 million reflecting higher gross charge-offs of $160 million, or 33 bps, and lower recoveries totaling $45 million

•	NPAs remained low at 53 bps

•	Provision expense of $109 million increased $66 million and included a $6 million net benefit associated with recovery of lower of cost or market losses on loans and commitments previously carried in loans held for sale

•	Allowance for loan losses totaled $2.8 billion or 1.23% of net loans; reflects transfer of low-risk consumer loan assets to loan portfolio from held for sale and selected SouthTrust loans to held for sale

•	Allowance for loan losses to nonaccrual loans remained strong at 289% vs 291% in 3Q04

•	Continued proactive portfolio management actions

•	Sold $190 million of commercial exposure out of the loan portfolio including $140 million of outstandings, of which $24 million were nonperforming loans

•	Also transferred $498 million of commercial loan exposure, including $410 million outstanding, and $357 million of consumer loans to held for sale

(See Appendix, pages 34 – 36 for further detail)

Page - 14

Wachovia 4Q04 Quarterly Earnings Report

2004 – ANOTHER STRONG PERFORMANCE

CONTINUING TO DELIVER ON OUR PROMISES

Outlook in review	January Outlook
	2002	2003		2004
Revenue	☑	☑		☑
Expense	☑	☒	PRU	☒	SOTR
Charge-offs	☑	☑		☑
Capital ratios	☑	☑		☒	SOTR
Long-term EPS growth 10%+	☑	☑		☑

☑ met or exceeded outlook
☒ did not achieve outlook

DELIVERING INDUSTRY-LEADING RESULTS

•	EPS up 20% from 2003, third straight year of double-digit EPS growth

•	Increased dividend 31% from 4Q03

•	Total Return

•	– 2004 total return of 17%, outperformed the BKX, S&P 500 and DJIA

•	– Three-year total return up 84%, ranked 1st among top 20 U.S. banks

Page - 15

Wachovia 4Q04 Quarterly Earnings Report

EFFICIENCY INITIATIVE UPDATE

Overhead efficiency ratio targets to be achieved through a combination of revenue growth initiatives and expense reductions

	2004			Estimated Range 2007(4)
Overhead Efficiency Ratio	As Reported (1)	Combined (2)	Adjusted (3)
Top 20 U.S. Banks Median (3Q04 YTD)	56.0%
Wachovia	60.0%	59.3%	56.7%	52 - 55%
GBG	52.0%	52.4%	49.8%	45 - 47%
CMG	84.5%	84.6%	79.4%	75 - 77%
WM	71.1%	70.4%	69.1%	60 - 62%
CIB	49.0%	49.0%	48.4%	49 - 51%

2007 Expense Growth Reduction Goal	Up to $1 billion in efficiency improvement

Currently Identified Savings Opportunities:
Total Expense Growth Reduction by 2007	$400 - $500 million annually
Position reductions through 2007	3,500 to 4,000 (20% expected via attrition)

Included in 2005 Outlook	$150 million

Implementation Costs	Not expected to affect reported earnings; included in 2005 outlook
Identified Areas of Opportunity:

• Staffing Effectiveness and Efficiency	• Sales and Service Effectiveness

• End-to-End Process Improvements	• Line of Business Effectiveness

• Outsourcing

Expected Areas of Reinvestment:

• De novo branches in high growth markets	Expect to reinvest approximately 30-50% of identified savings into high-growth opportunities in existing businesses
• Hiring personnel in high-growth businesses (retail brokerage, small business, wealth management, sales and trading, underwriting)

• Customer facing systems/service improvements (e.g. mortgage, ATM, brokerage)

(1)	Computed by dividing total expenses (by segment, if applicable) by total revenue (by segment, if applicable), excluding merger-related and restructuring expenses, changes in accounting principle and intangible amortization. Please see pages 41 through 44 for a reconciliation to generally accepted accounting principles (GAAP) for Wachovia consolidated results.

(2)	Represents “Combined” data, calculated as in note (1) above, assuming Wachovia and SouthTrust had merged on 1/1/04. See Wachovia’s Current Report on Form 8-K dated 1/19/05 for further information.

(3)	Represents “Combined” data as calculated in note (2) above, with expenses reduced to illustrate the effect of expected incremental 2005 savings from the retail brokerage transaction of $250 million and expected 2005 savings from the SouthTrust merger of $250 million.

(4)	Represents management’s estimation of overhead efficiency ratio (calculated as provided in note (1) in calendar year 2007. Not a projection; results may differ from expectations for a number of reasons, as outlined more fully in Wachovia’s 8-K filing dated 1/19/05.

Page - 16

Wachovia 4Q04 Quarterly Earnings Report

2005 FULL YEAR OUTLOOK

ECONOMIC ASSUMPTIONS FOR FULL-YEAR 2005

REAL GDP GROWTH	3.30%
INFLATION (CPI)	2.80%
FED FUNDS (AT DEC 2005)	3.25%
10 YEAR TREASURY BOND (AT DEC 2005)	4.50%
S&P 500 (AT DEC 2005)	6.00%

(VERSUS “COMBINED” FULL-YEAR 2004 UNLESS OTHERWISE NOTED)

“COMBINED” 2004(1)		2005 OUTLOOK
NET INTEREST INCOME (TE)	$13.6 BILLION	EXPECTED % GROWTH IN LOW-SINGLE DIGITS

NET INTEREST MARGIN	3.42%	EXPECTED TO DECLINE 10 - 15 BPS OVER THE COURSE OF THE YEAR

FEE INCOME	$11.4 BILLION	ANTICIPATE % GROWTH IN LOW-TO-MID TEENS

NONINTEREST EXPENSE(2)	$15.4 BILLION	EXPECTED % GROWTH IN LOW SINGLE DIGITS

•      REFLECTS ESTIMATED $250 MILLION AND $250 MILLION, RESPECTIVELY, OF INCREMENTAL EXPENSE SAVINGS RELATING TO SOUTHTRUST AND RETAIL BROKERAGE INTEGRATION, AS WELL AS APPROXIMATELY $150 MILLION RELATING TO OUR EFFICIENCY INITIATIVE

MINORITY INTEREST EXPENSE	$297 MILLION	EXPECTED TO BE 3.5% - 4.5% OF PRE-TAX INCOME (3)

LOANS	$202,263 MILLION	EXPECT MID- TO HIGH-SINGLE-DIGIT % GROWTH

	$81,257 MILLION	CONSUMER MID- TO HIGH-SINGLE-DIGIT % GROWTH

	$121,006 MILLION	COMMERCIAL MID- TO HIGH-SINGLE-DIGIT % GROWTH

CHARGE-OFFS	19 BPS	15 - 25 BPS OF AVERAGE NET LOANS RANGE

PROVISION EXPECTED TO BE WITHIN THIS RANGE

EFFECTIVE TAX RATE	33.81%	APPROXIMATELY 35.0 - 35.5% (TAX-EQUIVALENT)

LEVERAGE RATIO		TARGET > 6.00%

DIVIDEND PAYOUT RATIO		40%–50% OF EARNINGS (BEFORE MERGER-RELATED AND RESTRUCTURING EXPENSES, AND OTHER INTANGIBLE AMORTIZATION)

EXCESS CAPITAL		OPPORTUNISTICALLY REPURCHASE SHARES; AUTHORIZATION FOR 75.7 MILLION SHARES REMAINING

FINANCIALLY ATTRACTIVE, SHAREHOLDER FRIENDLY ACQUISITIONS

(1)	Represents “Combined” data, calculated as if Wachovia and SouthTrust had merged on 1/1/04. See Wachovia’s Current Report on Form 8-K dated 1/19/05 for further information

(2)	Before merger-related and restructuring expenses

(3)	Before minority interest expense

Page - 17

APPENDIX

TABLE OF CONTENTS

Summary Operating Results	18

Net Interest Income	19

Fee and Other Income	21

Noninterest Expense	22

General Bank	23

Capital Management	26

Wealth Management	28

Corporate and Investment Bank	29

Parent	33

Asset Quality	34

Merger Integration Update	37

Explanation of Our Use of Certain Non-GAAP Financial Measures	40

Cautionary Statement	45

Supplemental Illustrative Combined Information	46

Wachovia 4Q04 Quarterly Earnings Report

SUMMARY OPERATING RESULTS

Business segment results are presented excluding (i) merger-related and restructuring expenses, (ii) deposit base intangible and other intangible amortization expense, and (iii) the cumulative effect of a change in accounting principle. This is the basis on which we manage and allocate capital to our business segments. We continuously assess assumptions, methodologies and reporting classifications to better reflect the true economics of our business segments.

Prior to 4Q04, the General Bank received a credit from the Parent relating to intercompany servicing of securitized assets. In 4Q04 this credit, which was recorded as an offset to sundry expense, ceased and the income remains as a component of other income in the Parent. Prior period amounts, including the separate segment results, have been reclassified to be consistent with the current presentation. These reclassifications decreased the previously reported segment earnings for the General Bank by $9 million for 3Q04, with a corresponding increase in segment earnings for the Parent. In addition, in 4Q04, we reclassified certain income items in Capital Management to reflect post conversion presentations. Prior period amounts have been reclassified to be consistent with the current presentation, and the reclassifications did not change previously reported consolidated net income or Capital Management segment earnings. These reclassifications changed the previously reported consolidated amounts for 3Q04 by decreasing commissions $15 million; increasing fiduciary and asset management fees $3 million; increasing advisory, underwriting and other investment banking fees $4 million; and increasing trading profits (losses) by $8 million.

As previously disclosed, the FASB continues to discuss several matters related to leveraged lease accounting. SFAS 13, as amended and interpreted, states that, for a leveraged lease, if a change in an important lease assumption changes the total estimated net income under the lease, the rate of return and the allocation of lease income to positive investment years must be recalculated from inception of the lease using the revised important assumption. The net investment in the lease must then be adjusted to the revised amount by a charge or credit to the results of operations in the period in which the important assumption is changed. Changes that affect only the timing of cash flows and not the total net income under the lease do not result in a recalculation of the lease.

The FASB discussions include the extent to which changes that affect the timing of cash flows but not the total net income under the lease should be incorporated into the recalculation when a change in an important assumption occurs. If the FASB modifies existing interpretations of SFAS 13 and related industry practice, it could result in a one-time charge to Wachovia’s results of operations. An amount approximating this one-time charge would then be recognized into income over the remaining terms of the affected leases. It is not possible at this time to determine when any changes to existing lease accounting guidance and related industry practice might occur and, if so, the extent of the one-time charge that would likely result from any such changes that are adopted.

We understand that the FASB intends to continue discussing this matter at a board meeting in the future. We will monitor these discussions and to the extent any decisions are reached by the FASB that result in material changes from our current accounting treatment for leveraged leases we expect to provide appropriate disclosures.

Page - 18

Wachovia 4Q04 Quarterly Earnings Report

NET INTEREST INCOME

(See Table on Page 6)

Net Interest Income Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
(In millions)
Average earning assets	$397,490	359,909	344,847	330,320	322,274	10%	23	$414,069	408,974	1%
Average interest-bearing liabilities	343,489	314,310	301,652	289,741	284,005	9	21	357,804	356,866	—

Interest income (Tax-equivalent)	5,029	4,364	4,084	4,061	4,016	15	25	5,237	4,965	5
Interest expense	1,672	1,336	1,181	1,138	1,074	25	56	1,738	1,514	15

Net interest income (Tax-equivalent)	$3,357	3,028	2,903	2,923	2,942	11%	14	$3,499	3,451	1%

Average rate earned	5.05%	4.84	4.75	4.93	4.96	—	—
Equivalent rate paid	1.68	1.48	1.38	1.38	1.32	—	—

Net interest margin	3.37%	3.36	3.37	3.55	3.64	—	—	3.38%	3.37	—

In early 4Q03, we began marketing our FDIC-insured money market deposit account to brokerage sweep customers. Since then, customers have been transferring balances from money market mutual fund accounts to these deposit accounts. We have been investing these deposits in securities that in concert produce an asset/liability structure that enables us to maintain our desired interest rate sensitivity. This product has captured $29.9 billion in new deposits to date, up $966 million on a period-end basis. These deposits represented $29.6 billion of 4Q04 average core deposits, up $2.2 billion from 3Q04.

Net interest income of $3.4 billion increased $329 million, and rose $415 million from 4Q03 primarily reflecting the addition of SouthTrust. Combined results were up 1%, or $48 million linked quarter driven by growth in earning assets, improved deposit spreads and increased trading activities. These items were somewhat offset by lower yields on a portion of the investment portfolio that was repositioned as a result of the SouthTrust merger. Combined results were up 6% or $207 million from 4Q03.

Net interest margin improved 1 bp to 3.37%. Merger-related repositioning of the balance sheet, in aggregate, was accretive to the net interest margin as we reduced high-quality lower yielding floating rate securities and higher cost funding sources. This benefit was somewhat offset by lower yielding investment securities acquired with SouthTrust. Net interest margin declined 27 bps from 4Q03, driven by the investment of FDIC-insured money market sweep deposits and increased low-yielding trading assets.

In order to maintain our targeted interest rate risk profile, derivative positions are used to hedge the repricing risk inherent in balance sheet positions. The contribution of hedge-related derivatives, primarily on fixed rate debt, fixed rate consumer deposits and floating rate loans, offsets effects on income from balance sheet positions. In 4Q04, net hedge-related derivative income contributed 21 bps to the net interest margin vs. 30 bps in 3Q04 and 44 bps in 4Q03.

Trading assets grew an average $4.5 billion related to asset growth in interest rate product trading as well as generally higher customer activity. Average securities rose $2.4 billion as additions from the SouthTrust merger were offset by the impact of a securitization unwound during the quarter, which occurred in connection with our purchase at fair value of the outstanding third party beneficial interests of the securitization trust. On a Combined basis, average securities were down $5.3 billion reflecting the sale of $8 billion of floating rate securities during the quarter that had previously funded growth in FDIC-insured sweep deposits. The decline also reflects a reduction of $3.9 billion relating to a securitization that was unwound. Average loans rose 17% linked quarter. Average commercial loans were up $19.7 billion, or 20%, and up $26 billion, or 29%, from 4Q03 driven by the merger with SouthTrust. On a Combined basis, average commercial loans rose $2.2 billion driven by increases totaling $1.5 billion in large corporate, asset based and real estate capital markets as well as growth in middle market commercial loans. Average consumer loans were up $8.2 billion largely due to the impact of the SouthTrust merger. On a Combined basis, average consumer loans rose $1.5 billion including the transfer of $980 million of previously securitized home equity lines from available-for-sale back to the portfolio and largely offset by the $766 million average effect of our auto loan securitization activity of $1.0 billion in 3Q04. Average loans held for sale increased $4.3 billion, or 25%, relating to the transfer of previously securitized loans to held for sale and the impact of the SouthTrust merger. Other earning assets decreased 4% associated with lower fed funds sold and wholesale borrowings. Total earning asset growth of 10% and 23% from 4Q03, was driven by the SouthTrust merger. On a Combined basis total earning assets grew 1% driven by a $4.4 billion increase in trading assets, $4.3 billion increase in loans held for sale, including $3.9 billion associated with an unwound securitization, and a $1.5 billion increase in consumer loan outstandings, offset by $5.3 billion lower securities.

Page - 19

Wachovia 4Q04 Quarterly Earnings Report

Average core deposits increased $27.6 billion, or 12%, largely due to SouthTrust. Core deposit growth included an average $2.2 billion in additional FDIC-insured money market sweep deposits in our retail brokerage business. Compared with 4Q03, average core deposits increased 34%, driven by the SouthTrust merger and growth in our FDIC-insured money market sweep product. On a Combined basis, core deposits rose $9.3 billion. Average foreign and other time deposits and average short-term borrowings increased $4.2 billion driven by the SouthTrust merger; down $4.7 billion on a Combined basis. Average long-term debt increased 10% largely from the SouthTrust merger, and on a Combined basis declined 1%.

The following tables provide additional detail on our consumer loans.

Average Consumer Loans - Total Corporation	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04

Mortgage	$28,706	26,299	25,038	23,558	23,898	9%	20
Home equity loans	26,724	25,061	24,532	24,232	24,342	7	10
Home equity lines	6,653	2,928	2,819	3,089	3,140	—	—
Student	10,560	10,145	9,941	8,908	8,502	4	24
Installment	3,380	3,211	3,272	3,059	3,069	5	10
Other consumer loans	3,905	4,048	5,933	5,967	6,021	(4)	(35)

Total consumer loans	$79,928	71,692	71,535	68,813	68,972	11%	16	$83,505	81,974	2%

Period-End On-Balance Sheet Consumer Loans In Loans, Securities and Loans Held for Sale	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
On-balance sheet loan portfolio	$92,313	71,582	70,927	69,137	68,126	29%	36	$92,313	82,195	12%
Securitized loans included in securities	5,033	9,104	9,636	10,261	10,905	(45)	(54)	5,033	9,104	(45)
Loans held for sale	10,876	15,762	14,370	12,040	10,051	(31)	8	10,876	16,445	(34)

Total consumer loan assets	$108,222	96,448	94,933	91,438	89,082	12%	21	$108,222	107,744	—%

We hold consumer loan assets on our balance sheet in our consumer loan portfolio, in securitized form in our securities portfolio, and in loans held for sale. On-balance sheet period-end consumer loan assets of $108.2 billion increased 12% and rose 21% from 4Q03 driven by the addition of SouthTrust. We securitized $2.0 billion in consumer real estate secured loans during the quarter in order to more efficiently manage our capital, which reduced period-end consumer loans. Additionally, we transferred a net $9.4 billion of consumer real estate secured loans to the portfolio from held for sale. On a combined basis, period-end consumer loans were up 12% driven by the addition to the portfolio of $9.4 billion in consumer real estate secured loans transferred from held for sale and $980 million of previously securitized home equity lines, as modest growth in the portfolio was offset by a $2.0 billion securitization in consumer real estate secured loans.

The following table provides additional period-end balance sheet data.

Period-End Balance Sheet Data	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Commercial loans, net	$131,196	102,524	101,581	97,742	97,030	28%	35	$131,196	129,107	2%
Consumer loans, net	92,644	71,980	71,336	69,561	68,541	29	35	92,644	82,562	12

Loans, net	223,840	174,504	172,917	167,303	165,571	28	35	223,840	211,669	6

Goodwill and other intangible assets
Goodwill	21,526	11,481	11,481	11,233	11,149	87	93	21,526	20,294	6
Deposit base	1,048	484	568	659	757	—	38	1,048	662	58
Customer relationships	443	372	387	401	396	19	12	443	372	19
Tradename	90	90	90	90	90	—	—	90	90	—
Total assets	493,324	436,698	418,441	411,140	401,188	13	23	493,324	500,222	(1)
Core deposits	274,588	237,315	228,204	217,954	204,660	16	34	274,588	265,164	4
Total deposits	295,053	252,981	243,380	232,338	221,225	17	33	295,053	290,202	2
Stockholders’ equity	$47,317	33,897	32,646	33,337	32,428	40%	46	$47,317	48,064	(2)%

Memoranda
Unrealized gains (Before income taxes)
Securities, net	$1,762	1,989	798	2,959	2,177
Risk management derivative financial instruments, net	792	1,002	1,133	1,576	1,395

Unrealized gains, net (Before income taxes)	$2,554	2,991	1,931	4,535	3,572

Page - 20

Wachovia 4Q04 Quarterly Earnings Report

FEE AND OTHER INCOME

(See Table on Page 7)

Fee and other income increased 8% to $2.8 billion and increased 7% from 4Q03 largely reflecting the addition of SouthTrust. Fees represented 46% of total revenue in 4Q04 and in 3Q04.

Service charges grew 4% to $519 million and rose 19% from 4Q03 driven by the addition of SouthTrust. On a Combined basis service charges declined 5%, largely reflecting higher earnings credit paid on commercial compensating DDA balances as short-term rates have risen. Service charges increased 7% from 4Q03, driven by stronger consumer DDA charges aided by growth in no-fee checking account charges and growth in interest checking charges.

Other banking fees of $343 million were up 10%, largely due to the impact of the SouthTrust merger. On a Combined basis, other banking fees increased 1% linked quarter on interchange volume growth and were up 19% from 4Q03 on interchange rate and volume growth as well as higher commercial mortgage banking income.

Commissions of $620 million were up 9% but down 15% from 4Q03. On a Combined basis, commissions increased 8% as retail market activity improved from low 3Q04 levels, and decreased 16% from 4Q03 reflecting stronger conditions in the prior year quarter.

Fiduciary and asset management fees of $700 million increased 5% and were flat vs. 4Q03. On a Combined basis fiduciary and asset management fees grew 4% linked quarter on higher asset valuations, and were flat vs. 4Q03 as higher fees earned on growing equity assets were offset by reduced fees on money market assets, including the assets transferred to our FDIC-insured sweep product.

Advisory, underwriting and other investment banking fees of $271 million increased 14% on strong results in structured products, equity capital markets, equity linked products and M&A. These fees were up 22% from 4Q03 largely on improvements in investment grade and equity capital markets originations, and structured products revenue. The merger with SouthTrust had no impact on results.

Trading account losses of $16 million improved $44 million from a $60 million loss in 3Q04 on stronger results in interest rate products and lower losses on economic hedges on non-trading assets. Trading results were down $30 million from 4Q03. The merger with SouthTrust had little impact on results.

Principal investing recorded net gains of $7 million, down $194 million from a strong 3Q04. Results were up $20 million versus 4Q03 losses of $13 million.

Net securities gains were $23 million in 4Q04, including $8 million in impairment losses, versus 3Q04 losses of $71 million, including $18 million in impairment losses. This represented $12 million of net gains in our investment portfolio and $11 million in the Corporate and Investment Bank. In 3Q04 we recorded $78 million of net securities losses in our investment portfolio and $7 million of net securities gains in the Corporate and Investment Bank. Net securities losses in 4Q03 were $24 million and included $60 million in impairment losses. The merger with SouthTrust had little impact on results.

Other income of $337 million increased $91 million and $42 million vs. 4Q03 and reflected the impact of the SouthTrust merger. On a Combined basis, other income increased $52 million, largely reflecting higher securitization income and railcar and domestic leasing income. Mortgage and home equity sale and securitization income increased to $66 million from $19 million in 3Q04. Included in 3Q04 results was an $11 million loss associated with an auto loan securitization. Leasing income was $65 million vs. $47 million in 3Q04. 4Q04 included a $28 million gain associated with equity collars on our stock vs. a $16 million gain in 3Q04. Affordable housing write-downs were $27 million in 4Q04 vs. $11 million in 3Q04. Net gains from market valuation adjustments on and sales of loans held for sale were $27 million in 4Q04 versus $38 million in 3Q04. Other income increased $5 million from Combined 4Q03 results, as higher securitization income and higher leasing income offset lower gains on loan sales and loans held for sale.

Page - 21

Wachovia 4Q04 Quarterly Earnings Report

NONINTEREST EXPENSE

(See Table on Page 8)

Total noninterest expense increased 4% and 2% vs. 4Q03, driven by the merger with SouthTrust. On a Combined basis, expenses were up 1% and declined 2% vs. 4Q03. On a Combined basis, and excluding the effect of merger-related and restructuring expenses and other intangible amortization, expenses were up 1% and down 2% vs. 4Q03.

Salaries and employee benefits expense increased 6%, and were up 2% on a Combined basis, on salary expense growth and higher incentives on increased brokerage activity. Occupancy expense rose 11%, or 3% on a Combined basis driven primarily by the addition of 46 de novo branches in the quarter. Equipment expense rose 1%, and was down 4% Combined. Professional and consulting fees increased 34% or 32% Combined, reflecting higher seasonal billings. Sundry expense declined 11%, or 13% Combined, largely reflecting lower legal costs. Other intangible amortization of $113 million included $99 million deposit base intangible amortization and $14 million other intangible amortization. Combined other intangible amortization of $125 million included $111 million deposit base intangible amortization and $14 million other intangible amortization.

Page - 22

Wachovia 4Q04 Quarterly Earnings Report

GENERAL BANK

This segment consists of the Retail and Small Business, and Commercial operations.

(See Table on Page 10)

RETAIL AND SMALL BUSINESS

This sub-segment includes Retail Banking, Small Business Banking, Wachovia Mortgage, Wachovia Home Equity, Educaid and other retail businesses.

Retail and Small Business	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
Performance Summary (In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Income statement data
Net interest income (Tax-equivalent)	$1,577	1,406	1,347	1,320	1,331	12%	18	$1,647	1,612	2%
Fee and other income	566	500	503	443	410	13	38	597	610	(2)
Intersegment revenue	14	15	16	15	18	(7)	(22)	15	16	(6)

Total revenue (Tax-equivalent)	2,157	1,921	1,866	1,778	1,759	12	23	2,259	2,238	1
Provision for credit losses	67	56	50	62	88	20	(24)	70	57	23
Noninterest expense	1,222	1,078	1,035	1,052	1,103	13	11	1,308	1,286	2
Income taxes (Tax-equivalent)	316	286	284	240	207	10	53	318	327	(3)

Segment earnings	$552	501	497	424	361	10%	53	$563	568	(1)%

Performance and other data
Economic profit	$463	416	408	339	292	11%	59
Risk adjusted return on capital (RAROC)	65.66%	66.33	65.01	55.48	48.35	—	—
Economic capital, average	$3,364	2,995	3,044	3,063	3,092	12	9
Cash overhead efficiency ratio (Tax-equivalent)	56.68%	56.17	55.41	59.16	62.69	—	—	57.85%	57.49	—%
Average loans, net	$79,567	72,041	70,494	67,771	66,224	10	20	$82,496	80,668	2
Average core deposits	$149,516	131,361	128,714	125,500	124,003	14%	21	$157,245	154,334	2%

Net interest income increased 12% and was up 18% from 4Q03. Linked quarter performance reflected 14% core deposit growth and 10% average loan growth. Compared with 4Q03, core deposits rose 21% and loans rose 20%. These increases were significantly affected by the impact of the SouthTrust merger. On a Combined basis, net interest income increased 2%. Combined core deposits grew 2%, with particular strength in DDA and interest checking, and Combined loans grew 2% on higher home equity and student loan balances. Combined net interest income increased 8% vs. 4Q03, driven by 8% growth in core deposits, particularly checking, and 12% growth in loans, particularly home equity and student loans.

Fee and other income rose 13% and increased 38% from 4Q03, driven by the merger with SouthTrust. On a Combined basis, fee and other income declined 2% linked quarter, due to seasonally lower DDA service charges, and was up 15% vs. 4Q03 due to strong growth in DDA service charges and interchange income.

Mortgage-related income of $54 million increased 58% and 39% from 4Q03, and included $18 million in net gains on mortgage deliveries and servicing sales, compared with $8 million in 3Q04 and $14 million in 4Q03. On a Combined basis, mortgage-related income was $59 million and included $20 million in net gains on mortgage deliveries and servicing sales.

Noninterest expense increased 13% linked quarter and 11% from 4Q03, largely reflecting the merger with SouthTrust. On a Combined basis, noninterest expense rose 2% as higher volume-based production expenses more than offset declines in legal costs. Combined expenses declined slightly from 4Q03.

Page - 23

Wachovia 4Q04 Quarterly Earnings Report

GENERAL BANK - RETAIL AND SMALL BUSINESS LOAN PRODUCTION

Retail and Small Business	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Loan production
Mortgage	$3,635	3,320	4,572	3,106	3,129	9%	16
Home equity	7,083	7,612	8,787	7,257	6,795	(7)	4
Student	604	829	407	763	541	(27)	12
Installment	69	117	128	123	126	(41)	(45)
Other retail and small business	1,637	1,715	1,857	1,402	1,446	(5)	13

Total loan production	$13,028	13,593	15,751	12,651	12,037	(4)%	8

The above table reflects Wachovia results only (excludes SouthTrust for all periods). Loan production declined 4% to $13.0 billion as consumer loan demand decreased in the higher rate environment. Student loan volumes decreased from seasonally high 3Q04 levels but were up 12% vs. 4Q03 on stronger business.

WACHOVIA.COM/SOUTHTRUST.COM

Wachovia.com/SouthTrust.com	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Online product and service enrollments
Retail	8,063	7,842	6,986	6,637	6,239	3%	29
Wholesale	452	440	411	397	361	3	25

Total online product and service enrollments	8,515	8,282	7,397	7,034	6,600	3	29
Enrollments per quarter	305	906	377	458	375	(66)	(19)

Dollar value of transactions (In billions)	$25.3	21.9	23.3	22.0	18.6	16%	36

Online product and service enrollment increased 3% from 3Q04 and 29% from 4Q03 due primarily to the addition of SouthTrust.

WACHOVIA CONTACT CENTER

Wachovia Contact Center Metrics	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Customer calls to
Person	9.6	9.5	9.4	9.6	9.1	1%	5
Voice response unit	38.1	36.4	36.6	36.9	33.4	5	14

Total calls	47.7	45.9	46.0	46.5	42.5	4	12

% of calls handled in 30 seconds or less (Target 70%)	75%	78%	74	57	71	—%	—

The above table reflects Wachovia results only (excludes SouthTrust for all periods).

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Wachovia 4Q04 Quarterly Earnings Report

COMMERCIAL

This sub-segment includes Business Banking, Middle-Market Commercial, Commercial Real Estate and Government Banking.

Commercial	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03	Combined
Performance Summary (In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter			Fourth Quarter	Third Quarter	4Q04 vs 3Q04
Income statement data
Net interest income (Tax-equivalent)	$718	588	554	536	544	22%	32	$776	760	2%
Fee and other income	95	101	97	126	91	(6)	4	101	116	(13)
Intersegment revenue	33	28	24	23	31	18	6	33	28	18

Total revenue (Tax-equivalent)	846	717	675	685	666	18	27	910	904	1
Provision for credit losses	41	18	15	6	57	—	(28)	44	36	22
Noninterest expense	311	288	275	275	293	8	6	337	335	1
Income taxes (Tax-equivalent)	178	150	139	147	115	19	55	193	193	—

Segment earnings	$316	261	246	257	201	21%	57	$336	340	(1)%

Performance and other data
Economic profit	$208	179	159	159	125	16%	66
Risk adjusted return on capital (RAROC)	37.00%	43.25	39.94	38.74	31.16	—	—
Economic capital, average	$3,181	2,205	2,205	2,307	2,470	44	29
Cash overhead efficiency ratio (Tax-equivalent)	36.69%	40.18	40.79	40.11	43.95	—	—	37.09%	37.04	—%
Average loans, net	$67,737	52,533	51,546	50,390	50,148	29	35	$75,328	75,261	—
Average core deposits	$42,546	38,968	37,767	35,319	34,125	9%	25	$43,622	41,948	4%

Net interest income increased 22% and rose 32% from 4Q03. Core deposits grew 9% and 25% from 4Q03, while loans were up 29% and 35% from 4Q03. The growth in these results was driven largely by the effect of the SouthTrust merger. On a Combined basis, net interest income rose 2% on core deposit growth of 4%, particularly in DDA and interest checking, accompanied by modest loan growth, primarily in middle-market lending. Combined net interest income grew 7% vs. 4Q03, driven by 18% core deposit growth, particularly checking, and 3% loan growth, primarily commercial and industrial.

Fee and other income was down 6% from 3Q04 and grew 4% from 4Q03 and reflects the effect of the SouthTrust merger. On a Combined basis, fee and other income declined 13%, due to higher earnings credit paid on compensating balances as short-term rates have risen from 3Q04 levels which were seasonally higher and included $5 million of loan sale gains. Combined fee and other income declined 5% vs. 4Q03, due primarily to lower loan sale gains, which were $4 million in the prior quarter.

Noninterest expense increased 8% and was up 6% vs. 4Q03, largely reflecting the merger with SouthTrust. On a Combined basis, noninterest expense rose 1% and declined 2% vs. 4Q03, due to revenue-related personnel costs.

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Wachovia 4Q04 Quarterly Earnings Report

CAPITAL MANAGEMENT

This segment includes Asset Management and Retail Brokerage Services.

(See Table on Page 11)

ASSET MANAGEMENT

This sub-segment consists of the mutual fund business, customized investment advisory services, and Corporate and Institutional Trust Services.

Asset Management	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
Performance Summary (In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$10	11	11	8	10	(9)%	—
Fee and other income	269	254	287	269	262	6	3
Intersegment revenue	—	(1)	—	—	—	—	—

Total revenue (Tax-equivalent)	279	264	298	277	272	6	3
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	232	222	227	226	226	5	3
Income taxes (Tax-equivalent)	16	16	26	18	16	—	—

Segment earnings	$31	26	45	33	30	19%	3

Performance and other data
Economic profit	$26	21	39	28	24	24%	8
Risk adjusted return on capital (RAROC)	62.42%	55.28	90.57	65.97	55.44	—	—
Economic capital, average	$199	189	199	201	209	5	(5)
Cash overhead efficiency ratio (Tax-equivalent)	82.53%	84.33	76.41	81.32	83.09	—	—
Average loans, net	$370	346	253	139	156	7	—
Average core deposits	$1,680	1,563	1,568	1,187	1,375	7%	22

Fee and other income increased 6% driven by growth in equity assets under management due to higher market valuations, seasonal strength in Corporate and Institutional Trust, and the SouthTrust merger. Fee and other income increased 3% vs. 4Q03 reflecting higher assets under management.

Noninterest expense increased 5% and 3% from 4Q03 levels due primarily to the effect of acquisitions/divestitures and fund consolidations as well as higher new business and technology investments. These increases were partially offset by lower legal costs.

Mutual Funds	2004								2003		4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Fourth Quarter
(In billions)	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix	Amount	Fund Mix
Assets under management
Money market	$50	47%	$54	50%	$51	49%	$50	48%	$56	51%	(7)%	(11)
Equity	29	27	26	25	26	25	25	24	24	22	12	21
Fixed income	27	26	27	25	27	26	29	28	29	27	—	(7)

Total mutual fund assets	$106	100%	$107	100%	$104	100%	$104	100%	$109	100%	—%	(3)

Total Assets Under Management	2004												2003			4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
	Fourth Quarter			Third Quarter			Second Quarter			First Quarter			Fourth Quarter
(In billions)	Amount	Mix		Amount	Mix		Amount	Mix		Amount	Mix		Amount	Mix
Assets under management
Money market	$63	24%		$65	26%		$64	26%		$63	25%		$67	27%		(3)%	(6)
Equity	81	32		73	29		74	30		74	30		72	29		11	13
Fixed income	112	44		111	45		110	44		114	45		108	44		1	4

Total assets under management	256	100		249	100		248	100		251	100		247	100		3	4
Securities lending	41	n/a		36	n/a		36	n/a		36	n/a		—	n/a		13	—

Total assets under management and securities lending	$297	n/a	%	$285	n/a	%	$284	n/a	%	$287	n/a	%	$247	n/a	%	4%	21

Total assets under management increased 3% as solid growth in equity assets resulting from higher equity market valuations and the addition of $4.7 billion in SouthTrust assets was partially offset by money market outflows, including transfers to the FDIC-insured sweep product.

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Wachovia 4Q04 Quarterly Earnings Report

RETAIL BROKERAGE SERVICES

This sub-segment includes Retail Brokerage and Insurance Services.

Retail Brokerage Services Performance Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$144	141	119	109	84	2%	71
Fee and other income	956	880	963	1,086	1,070	9	(11)
Intersegment revenue	(9)	(12)	(13)	(12)	(16)	25	44

Total revenue (Tax-equivalent)	1,091	1,009	1,069	1,183	1,138	8	(4)
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	924	881	928	1,005	982	5	(6)
Income taxes (Tax-equivalent)	62	46	49	66	56	35	11

Segment earnings	$105	82	92	112	100	28%	5

Performance and other data
Economic profit	$73	51	61	79	67	43%	9
Risk adjusted return on capital (RAROC)	35.57%	29.97	32.41	37.57	34.02	—	—
Economic capital, average	$1,177	1,080	1,139	1,204	1,168	9	1
Cash overhead efficiency ratio (Tax-equivalent)	84.84%	87.35	86.54	85.08	86.17	—	—
Average loans, net	$—	—	1	—	—	—	—
Average core deposits	$29,847	27,536	23,166	17,161	5,629	8%	—

Net interest income of $144 million increased 2% and 71% from 4Q03 driven by deposit growth associated with the movement of money market balances to the FDIC-insured sweep product. Linked quarter average and period-end deposits increased $2.3 billion and $1.1 billion, respectively, due to the sweep product.

Fee and other income increased 9% largely on higher retail trading activity and declined 11% from the strong retail trading environment in 4Q03.

Noninterest expense increased 5%, primarily due to higher incentives, which were somewhat offset by lower legal and technology costs, and declined 6% from 4Q03 largely due to efficiencies achieved from the Prudential integration and lower volume-based costs.

Retail Brokerage Transaction

The Retail Brokerage Services sub-segment results shown in the above table include 100% of the results of the Wachovia Securities retail brokerage transaction, which is the combination of Wachovia’s and Prudential Financial’s retail brokerage operations. The entity is a consolidated subsidiary of Wachovia Corporation for GAAP purposes. Wachovia Corporation owns 62% of Wachovia Securities retail brokerage and Prudential Financial, Inc. owns 38%. Prudential Financial’s minority interest is included in minority interest reported in the Parent (see page 33) and in Wachovia Corporation’s consolidated statements of income on a GAAP basis, which differs from our segment reporting as noted on pages 4 and 18. For the three months ended December 31, 2004, Prudential Financial’s pre-tax minority interest on a GAAP basis was $33 million.

The Retail Brokerage Services sub-segment results reported in the above table also include our Insurance Services sub-segment, as well as additional corporate allocations that are not included in the Wachovia Securities Financial Holdings results.

Capital Management Eliminations

In addition to the above sub-segments, Capital Management results include eliminations among business units. Certain brokerage commissions earned on mutual fund sales by our brokerage sales force are eliminated and deferred in the consolidation of Capital Management reported results. In 4Q04, brokerage revenue and expense eliminations were a reduction of $3 million and $10 million, respectively.

Page - 27

Wachovia 4Q04 Quarterly Earnings Report

WEALTH MANAGEMENT

This segment includes Private Banking, Personal Trust, Investment Advisory Services, Charitable Services, Financial Planning and Insurance Brokerage (property and casualty, and high net worth life).

Wealth Management Performance Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$140	131	120	115	114	7%	23
Fee and other income	138	136	144	141	138	1	—
Intersegment revenue	1	2	2	1	2	(50)	(50)

Total revenue (Tax-equivalent)	279	269	266	257	254	4	10
Provision for credit losses	—	(1)	—	—	1	—	—
Noninterest expense	197	189	190	186	187	4	5
Income taxes (Tax-equivalent)	28	30	28	26	25	(7)	12

Segment earnings	$54	51	48	45	41	6%	32

Performance and other data
Economic profit	$38	36	33	30	26	6%	46
Risk adjusted return on capital (RAROC)	48.11%	49.26	46.86	42.58	37.35	—	—
Economic capital, average	$403	374	375	381	386	8	4
Cash overhead efficiency ratio (Tax-equivalent)	70.13%	70.34	71.54	72.50	74.24	—	—
Lending commitments	$4,830	4,497	4,445	4,117	4,012	7	20
Average loans, net	12,326	11,481	10,878	10,393	9,936	7	24
Average core deposits	$12,998	12,462	12,230	11,576	11,333	4	15
FTE employees	3,833	3,628	3,674	3,745	3,791	6%	1

Net interest income of $140 million was up 7% and 23% vs. 4Q03, driven by continued balance sheet growth in money market deposits, commercial and consumer loans, as well as the addition of SouthTrust. Combined net interest income was up 3% and 17% vs. 4Q03. Combined core deposit growth of 2% and 13% vs. 4Q03 was driven primarily by higher money market and demand deposit balances as a result of successful deposit campaigns. Combined average loan growth of 4% and 20% vs. 4Q03 was driven by increased volume in both the consumer and commercial segments.

Fee and other income was up 1% and flat vs. 4Q03. On a Combined basis, fee and other income was flat linked quarter and year-over-year as improved trust and investment management fees were offset by lower insurance commissions. 4Q03 results included $3 million of fee and other income related to an insurance brokerage business sold in 1Q04.

Noninterest expense was up 4% and 5% vs. 4Q03, due primarily to higher incentives on improved revenues and the addition of SouthTrust and Tanager Financial Services. On a Combined basis, noninterest expense was up 3% and 4% vs. 4Q03, driven by higher incentives and the addition of Tanager. 4Q03 results included $4 million in noninterest expense related to the sale of the insurance brokerage business.

Wealth Management Key Metrics	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Investment assets under administration	$119,582	107,764	108,739	109,239	107,177	11%	12
Assets under management (a)	$64,673	58,693	59,401	59,602	59,010	10	10
Client relationships (Actual)	52,551	51,926	66,624	70,630	70,897	1	(26)
Wealth Management advisors (Actual)	1,010	927	958	954	960	9%	5

(a)	These assets are managed by and reported in Capital Management. Historical periods have been restated to reflect the transfer of assets from Wealth Management to other channels that best meet client needs.

AUM grew 10%, reflecting higher market valuations and the inclusion of $2.2 billion from Tanager and $1.5 billion from SouthTrust. Client relationships increased 1% to 52,551.

Page - 28

Wachovia 4Q04 Quarterly Earnings Report

CORPORATE AND INVESTMENT BANK

This segment includes Corporate Lending, Investment Banking, Global Treasury and Trade Finance, and Principal Investing.

(See Table on Page 13)

CORPORATE LENDING

This sub-segment includes Large Corporate Lending, Loan Syndications and Leasing.

Corporate Lending Performance Summary (In millions)	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$240	229	285	276	290	5%	(17)
Fee and other income	165	178	184	179	199	(7)	(17)
Intersegment revenue	6	4	5	6	3	50	100

Total revenue (Tax-equivalent)	411	411	474	461	492	—	(16)
Provision for credit losses	3	(14)	(4)	(27)	36	—	(92)
Noninterest expense	127	131	122	118	127	(3)	—
Income taxes (Tax-equivalent)	106	109	133	138	123	(3)	(14)

Segment earnings	$175	185	223	232	206	(5)%	(15)

Performance and other data
Economic profit	$79	82	129	122	120	(4)%	(34)
Risk adjusted return on capital (RAROC)	22.20%	23.30	31.26	29.82	27.26	—	—
Economic capital, average	$2,817	2,645	2,567	2,599	2,928	7	(4)
Cash overhead efficiency ratio (Tax-equivalent)	30.93%	31.84	25.84	25.52	25.72	—	—
Average loans, net	$27,596	25,561	22,847	23,722	24,983	8	10
Average core deposits	$528	745	826	816	924	(29)%	(43)

Net interest income grew 5%, due primarily to the addition of SouthTrust. Compared with 4Q03, net interest income decreased 17%, largely due to higher funding costs associated with the 2Q04 reduction of the commercial lease deferred tax liability as well as lower loan outstandings, partially offset by the impact of SouthTrust. Average loans and leases were up 8% driven by the addition of SouthTrust as well as strength in large corporate and asset-based lending, and increased 10% from 4Q03 largely due to the 2Q04 resolution of tax matters related to our commercial lease portfolio and the addition of SouthTrust. Average core deposits declined 29% and 43% from 4Q03, largely relating to activity associated with one large relationship.

Fee and other income decreased 7%, or $13 million, driven by a $37 million decline in held for sale gains partially offset by increased leasing income. Compared with 4Q03, fee and other income decreased 17%, or $34 million, related to gains on loans held for sale, which were $75 million lower partially offset by higher leasing income. Net gains on securities in 4Q04 were $3 million vs. none in 3Q04 and $5 million in 4Q03. There were no gains on loans sold and held for sale in 4Q04 vs. $37 million in 3Q04 and $75 million in 4Q03.

Provision expense of $3 million continued to reflect the benefit of recoveries. Gross charge-offs of $22 million during the quarter were offset by $9 million in recoveries and recovery of a credit loss of $10 million. Recoveries and benefits from reversal of previous first loss provisions were $38 million in 3Q04 and recoveries were $22 million in 4Q03.

Noninterest expense decreased 3% on lower variable costs and allocated legal costs.

Page - 29

Wachovia 4Q04 Quarterly Earnings Report

INVESTMENT BANKING

This sub-segment includes Equity Capital Markets, M&A, Equity-Linked Products and the activities of our Fixed Income Division including Interest Rate Products, Credit Products, Structured Products and Non-Dollar Products.

Investment Banking Performance Summary (In millions)	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$297	283	247	242	216	5%	38
Fee and other income	328	225	336	348	258	46	27
Intersegment revenue	(15)	(10)	(8)	(7)	(12)	(50)	25

Total revenue (Tax-equivalent)	610	498	575	583	462	22	32
Provision for credit losses	1	(1)	—	1	(1)	—	—
Noninterest expense	370	366	321	323	328	1	13
Income taxes (Tax-equivalent)	85	50	92	93	49	70	73

Segment earnings	$154	83	162	166	86	86%	79

Performance and other data
Economic profit	$112	50	125	128	56	—%	—
Risk adjusted return on capital (RAROC)	43.38%	26.51	50.97	52.71	30.55	—	—
Economic capital, average	$1,385	1,263	1,253	1,242	1,120	10	24
Cash overhead efficiency ratio (Tax-equivalent)	60.40%	73.74	55.84	55.31	71.05	—	—
Average loans, net	$2,843	2,453	2,016	1,680	1,799	16	58
Average core deposits	$6,811	6,502	6,082	4,920	4,931	5%	38

Net interest income increased 5% due primarily to higher dividends received and rose 38% from 4Q03 driven by higher interest rate and structured products results along with growth in commercial mortgage servicing escrow deposits.

Fee and other income increased $103 million, or 46%, driven by a $36 million improvement in trading results largely in interest rate products and municipal finance as well as record results in loan syndications and strong results in Equity Capital Markets, structured products and M&A. Net securities gains were $8 million in 4Q04 vs. $7 million in 3Q04 and $28 million of losses in 4Q03. Fee and other income increased $70 million, or 27%, from 4Q03 driven by improvements in investment grade, structured products and Equity Capital Markets originations as well as higher security gains, partially offset by lower trading results.

Noninterest expense was up slightly due to higher personnel costs and project spending.

Investment Banking Net Trading Revenue (In millions)	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net interest income (Tax-equivalent)	$178	173	138	141	129	3%	38
Trading account profits (losses)	(7)	(43)	50	93	21	84	—
Other fee income	60	56	68	65	70	7	(14)

Total net trading revenue (Tax-equivalent)	$231	186	256	299	220	24%	5

Investment Banking net trading revenue was $231 million for the quarter, an increase of $45 million from 3Q04. The higher trading results were driven by increases in interest rate products and municipal finance.

Page - 30

Wachovia 4Q04 Quarterly Earnings Report

GLOBAL TREASURY AND TRADE FINANCE

This sub-segment includes Treasury Services, and International Correspondent Banking and Trade Finance.

Global Treasury and Trade Finance	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
Performance Summary (In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$101	88	87	84	84	15%	20
Fee and other income	185	183	181	178	176	1	5
Intersegment revenue	(29)	(27)	(27)	(26)	(25)	7	16

Total revenue (Tax-equivalent)	257	244	241	236	235	5	9
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	157	169	164	167	181	(7)	(13)
Income taxes (Tax-equivalent)	37	26	29	25	20	42	85

Segment earnings	$63	49	48	44	34	29%	85

Performance and other data
Economic profit	$55	40	40	37	25	38%	—
Risk adjusted return on capital (RAROC)	97.09%	76.18	79.80	75.33	50.00	—	—
Economic capital, average	$253	246	235	229	255	3	(1)
Cash overhead efficiency ratio (Tax-equivalent)	61.34%	68.85	68.51	70.69	77.18	—	—
Average loans, net	$5,252	5,226	4,953	4,300	4,040	—	30
Average core deposits	$14,095	12,119	11,804	10,955	10,567	16%	33

Net interest income increased 15%, driven by a 16% increase in average core deposits largely relating to growth in all areas, especially International Trade Finance. Net interest income was up 20% from 4Q03 on 33% growth in deposits in both Treasury Services and International Correspondent Banking and 30% growth in average loans in International Correspondent Banking.

Fee and other income increased 1% and 5% from 4Q03 due primarily to higher international trade fees.

Noninterest expense decreased 7% and 13% vs. 4Q03 on lower transaction activity and overhead.

The Treasury Services business is managed in the Corporate and Investment Bank. Product revenues and earnings are also realized in other business lines within the company, including the General Bank and Wealth Management. Total treasury services product revenues for the company were $615 million in 4Q04 vs. $609 million and $546 million in 4Q03. Increased revenue trends are primarily driven by higher deposit balances related to treasury services product activities.

Page - 31

Wachovia 4Q04 Quarterly Earnings Report

PRINCIPAL INVESTING

This sub-segment includes the public equity, private equity, and mezzanine portfolios and fund investment activities.

Principal Investing	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
Performance Summary (In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$(4)	(3)	(6)	(5)	(1)	33%	—
Fee and other income	7	201	15	38	(12)	(97)	—
Intersegment revenue	—	—	—	—	—	—	—

Total revenue (Tax-equivalent)	3	198	9	33	(13)	(98)	—
Provision for credit losses	—	—	—	—	—	—	—
Noninterest expense	3	13	9	9	12	(77)	(75)
Income taxes (Tax-equivalent)	—	67	—	9	(9)	—	—

Segment earnings (loss)	$—	118	—	15	(16)	—%	—

Performance and other data
Economic profit	$(18)	99	(19)	(5)	(39)	—%	(54)
Risk adjusted return on capital (RAROC)	(0.32)%	67.98	0.07	8.46	(7.59)	—	—
Economic capital, average	$665	691	701	721	831	(4)	(20)
Cash overhead efficiency ratio (Tax-equivalent)	n/m %	n/m	n/m	n/m	n/m	—	—
Average loans, net	$—	—	—	—	—	—	—
Average core deposits	$—	—	—	—	—	—%	—

Principal investing net gains were $7 million compared with net gains of $201 million in 3Q04 and net losses of $12 million in 4Q03. These results reflect $29 million of gross gains and $22 million in gross losses during the quarter. Net gains were attributable to direct equity net gains of $2 million and fund investment net gains of $5 million.

The carrying amount of the principal investing portfolio at the end of 4Q04 was $1.5 billion compared with $1.6 billion in 3Q04. The portfolio at the end of 4Q04 was invested as follows: 47% direct investments (40% direct equity, 7% mezzanine) and 53% fund investments.

Page - 32

Wachovia 4Q04 Quarterly Earnings Report

PARENT

This sub-segment includes the central money book, investment portfolio, some consumer real estate and mortgage assets, minority interest in consolidated subsidiaries, businesses being wound down or divested, other intangibles amortization, and eliminations.

Parent Performance Summary	2004				2003	4 Q 04 vs 3 Q 04	4 Q 04 vs 4 Q 03
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Income statement data
Net interest income (Tax-equivalent)	$133	154	138	238	269	(14)%	(51)
Fee and other income	98	(54)	(98)	(36)	26	—	—
Intersegment revenue	—	1	—	1	—	—	—

Total revenue (Tax-equivalent)	231	101	40	203	295	—	(22)
Provision for credit losses	(3)	(15)	—	2	(95)	(80)	(97)
Noninterest expense	185	214	133	215	213	(14)	(13)
Minority interest	83	65	70	79	78	28	6
Income taxes (Tax-equivalent)	(81)	(122)	(98)	(61)	(30)	(34)	—

Segment earnings (loss)	$47	(41)	(65)	(32)	129	—%	(64)

Performance and other data
Economic profit	$46	(54)	(64)	(27)	75	—%	(39)
Risk adjusted return on capital (RAROC)	20.15%	0.71	(1.39)	5.90	25.39	—	—
Economic capital, average	$2,112	2,100	2,102	2,107	2,100	1	1
Cash overhead efficiency ratio (Tax-equivalent)	31.08%	112.81	67.74	50.44	30.98	—	—
Lending commitments	$408	319	328	484	482	28	(15)
Average loans, net	836	(1,089)	654	786	2,314	—	—
Average core deposits	$2,606	1,733	1,652	1,239	1,222	50	—
FTE employees	24,467	22,492	22,894	23,396	23,517	9%	4

Net interest income decreased $21 million and $136 million vs. 4Q03 due to the impact of derivatives used for hedging purposes. On a Combined basis, net interest income decreased $36 million and $152 million vs. 4Q03.

Fee and other income increased $152 million. Securitization income was $44 million compared with $11 million in 3Q04, which included a loss of $11 million from an auto loan securitization. Net securities gains were $12 million vs. net losses of $78 million in 3Q04. Trading losses were $14 million, a decrease from 3Q04 losses of $29 million. Income from corporate investments increased $20 million. We recorded a $28 million gain in 4Q04 associated with equity collars on our stock versus a $16 million gain in 3Q04. Affordable housing tax credit eliminations increased $34 million due to normal seasonality. (Affordable housing results are recorded in Corporate and Investment Bank fee and other income net of the related tax benefit; this tax benefit is eliminated for consolidated reporting purposes in Parent fee and other income.) The primary reasons for the $72 million increase in fees from 4Q03 were a $16 million increase in securitization income, a $15 million increase in corporate investments income, and $23 million lower tax credit eliminations. On a Combined basis, fee and other income increased $129 million and $39 million from 4Q03.

Noninterest expense declined $29 million primarily due to lower legal and personnel expense, partially offset by higher intangible amortization expense. Expenses declined $28 million from 4Q03. On a Combined basis, noninterest expense decreased $36 million and $42 million from 4Q03.

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Wachovia 4Q04 Quarterly Earnings Report

ASSET QUALITY

(See Table on Page 14)

Net charge-offs in the loan portfolio of $115 million increased $50 million from 3Q04; $41 million of the increase was due to the addition of SouthTrust and includes alignment of charge-off practices. Charge-offs declined 26% from 4Q03. As a percentage of average net loans, net charge-offs were 0.23% in 4Q04 compared with 0.15% in 3Q04 and 0.39% in 4Q03. Gross charge-offs of $160 million represented 0.33% of average loans and were offset by $45 million in recoveries.

Provision for credit losses totaled $109 million, up $66 million and $23 million from 3Q04 and 4Q03, respectively. Included in the provision was a $10 million benefit related to the recovery of lower of cost or market losses on loans in the portfolio that had been previously carried in loans held for sale. Provision also included $4 million relating to the sale of $190 million of commercial exposure out of the loan portfolio, of which $140 million was outstanding ($116 million performing and $24 million nonperforming). Provision for credit losses on unfunded lending commitments was $20 million.

ALLOWANCE FOR CREDIT LOSSES

Allowance for Credit Losses	2004
	Fourth Quarter		Third Quarter		Second Quarter
(In millions)	Amount	As a % of loans, net	Amount	As a % of loans, net	Amount	As a % of loans, net
Allowance for loan losses
Commercial	$1,908	1.46%	$1,573	1.53%	$1,601	1.58%
Consumer	759	0.82	636	0.88	647	0.91
Unallocated	90	—	115	—	83	—

Total	2,757	1.23	2,324	1.33	2,331	1.35
Reserve for unfunded lending commitments
Commercial	154	—	134	—	146	—

Allowance for credit losses	$2,911	1.30%	$2,458	1.41%	$2,477	1.43%

Memoranda
Total commercial (including reserve for unfunded lending commitments)	$2,062	1.57%	$1,707	1.66%	$1,747	1.72%

Allowance for credit losses was $2.9 billion, up $453 million and $407 million from 3Q04 and 4Q03, respectively, reflecting the addition of SouthTrust’s portfolio. Allowance for loan losses as a percentage of loans of 1.23% was down from 1.33% and the allowance for credit losses declined to 1.30% from 1.41% as higher quality consumer loans were transferred to the loan portfolio from loans held for sale. These ratios were also affected by the transfer of $125 million of nonaccrual loans to held for sale bearing relatively high reserves. Allowance for loan losses was $2.8 billion, up $433 million and up $409 million from 4Q03. Partially offsetting the increase was $51 million in previous allowance established for commercial and consumer loans that were transferred to held for sale, sold or securitized. Reserve for unfunded lending commitments, which includes unfunded loans and standby letters of credit, was $154 million, up $20 million reflecting the addition of SouthTrust and down $2 million from 4Q03.

The allowance for loan losses to nonperforming loans of 289% was relatively flat vs. 3Q04 and was up from 227% in 4Q03, and the allowance for loan losses to nonperforming assets (excluding NPAs in loans held for sale) decreased to 251% vs. 258% and 205% in 4Q03.

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Wachovia 4Q04 Quarterly Earnings Report

NONPERFORMING LOANS

Nonperforming Loans (a) (In millions)	2004				2003	4 Q 04 vs 3 Q 04		4 Q 04 vs 4 Q 03
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Balance, beginning of period	$798	863	968	1,035	1,391	(8	) %	(43)

Commercial nonaccrual loan activity
Commercial nonaccrual loans, beginning of period	576	643	747	819	1,148	(10)		(50)
Former SouthTrust balance, November 1, 2004	321	—	—	—	—	—		—
New nonaccrual loans and advances	149	143	100	183	122	4		22
Charge-offs	(86)	(53)	(42)	(49)	(109)	62		(21)
Transfers (to) from loans held for sale	(121)	—	(6)	(7)	—	—		—
Transfers (to) from other real estate owned	—	(1)	(2)	—	(5)	—		—
Sales	(24)	(19)	(19)	(73)	(101)	26		(76)
Other, principally payments	(103)	(137)	(135)	(126)	(236)	(25)		(56)

Net commercial nonaccrual loan activity	136	(67)	(104)	(72)	(329)	—		—

Commercial nonaccrual loans, end of period	712	576	643	747	819	24		(13)

Consumer nonaccrual loan activity
Consumer nonaccrual loans, beginning of period	222	220	221	216	243	1		(9)
Former SouthTrust balance, November 1, 2004	21	—	—	—	—	—		—
New nonaccrual loans, advances and other, net	4	2	(1)	5	13	—		(69)
Transfers (to) from loans held for sale	(4)	—	—	—	(13)	—		—
Sales and securitizations	—	—	—	—	(27)	—		—

Net consumer nonaccrual loan activity	21	2	(1)	5	(27)	—		—

Consumer nonaccrual loans, end of period	243	222	220	221	216	9		13

Balance, end of period	$955	798	863	968	1,035	20%		(8)

(a)	Excludes nonperforming loans included in loans held for sale, which at December 31, September 30, June 30 and March 31, 2004, and at December 31, 2003, were $157 million, $57 million, $68 million, $67 million and $82 million, respectively.

Nonperforming loans in the loan portfolio of $955 million increased $157 million, or 20%, and included the addition of $342 million associated with the SouthTrust merger ($321 million commercial and $21 million consumer). Nonperforming loans declined $80 million, or 8%, from 4Q03 reflecting credit quality improvement. Total nonperforming assets including loans held for sale of $1.3 billion increased $301 million, or 31%, and increased $29 million, or 2%, from 4Q03 reflecting the merger with SouthTrust offset by improving credit quality.

New commercial nonaccrual inflows were $149 million, up $6 million from 3Q04. In the quarter, $24 million in nonperforming commercial loans were sold directly out of the loan portfolio and $121 million in nonperforming commercial loans were transferred to loans held for sale. Consumer nonaccruals were $243 million vs. $222 million in 3Q04 and $216 million in 4Q03.

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Wachovia 4Q04 Quarterly Earnings Report

LOANS HELD FOR SALE

Loans Held for Sale	2004				2003
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Balance, beginning of period	$17,755	16,257	14,282	12,625	10,173

Core business activity
Core business activity, beginning of period	17,720	16,200	14,183	12,504	9,897
Former SouthTrust balance, November 1, 2004	653	—	—	—	—
Originations/purchases	12,941	8,108	10,165	6,978	8,343
Transfers to (from) loans held for sale, net	(8,968)	(190)	(124)	(92)	8
Lower of cost or market value adjustments	(1)	(1)	—	—	(8)
Performing loans sold or securitized	(7,033)	(4,142)	(5,879)	(3,770)	(4,484)
Nonperforming loans sold	—	—	—	(2)	(36)
Other, principally payments	(3,019)	(2,255)	(2,145)	(1,435)	(1,216)

Core business activity, end of period	12,293	17,720	16,200	14,183	12,504

Portfolio management activity
Portfolio management activity, beginning of period	35	57	99	121	276
Transfers to (from) loans held for sale, net
Performing loans	602	12	16	50	29
Nonperforming loans	125	—	5	6	13
Lower of cost or market value adjustments	—	1	—	—	5
Performing loans sold	(12)	(21)	(43)	(60)	(108)
Nonperforming loans sold	—	(6)	(8)	(8)	(63)
Allowance for loan losses related to loans transferred to loans held for sale	(51)	—	(1)	(7)	(17)
Other, principally payments	(4)	(8)	(11)	(3)	(14)

Portfolio management activity, end of period	695	35	57	99	121

Balance, end of period (a)	$12,988	17,755	16,257	14,282	12,625

(a)	Nonperforming assets included in loans held for sale at December 31, September 30, June 30 and March 31, 2004, and at December 31, 2003, were $157 million, $57 million, $68 million, $67 million and $82 million, respectively.

Core Business Activity

In 4Q04, a net $12.9 billion of loans were originated or purchased for sale representing core business activity, including $3.9 billion from an unwound securitization. We sold or securitized a total of $7.0 billion of loans out of the loans held for sale portfolio. During the quarter we transferred a net $9.0 billion of loans held for sale into the loan portfolio, including $9.4 billion of consumer real estate secured loans.

Portfolio Management Activity

We sold or securitized $690 million of loans directly out of the loan portfolio, including a $550 million consumer mortgage loan securitization. These sales included $140 million of commercial loans, $24 million of which were nonperforming. During the quarter, we transferred to held for sale $498 million in commercial exposure, including $410 million of outstandings (net of $51 million in purchase accounting adjustments) and $37 million of unfunded lending commitments. We also transfered $357 million in consumer loans (net of $14 million in purchase accounting adjustments). 79% of the exposure transferred was performing. $1.3 billion of the non-flow loan sales/transfers was performing and $149 million was nonperforming.

Fourth Quarter 2004 Loans Securitized or Sold

or Transferred to Held for Sale Out of Loan Portfolio

(In millions)	Balance			Direct Allowance Reduction	Provision to Adjust Value	Inflow as Loans Held For Sale
	Non- performing	Performing	Total			Non- performing	Performing	Total
Commercial loans	$24	116	140	6	4	—	—	—
Consumer loans	—	550	550	—	—	—	—	—

Loans securitized/sold out of loan portfolio	24	666	690	6	4	—	—	—

Commercial loans	121	289	410	30	—	93	287	380
Consumer loans	4	353	357	21	—	—	336	336

Loans transferred to held for sale	125	642	767	51	—	93	623	716

Recovery of lower of cost or market losses	—	—	—	—	(10)	—	—	—

Total	$149	1,308	1,457	57	(6)	93	623	716

In addition to the provision described above, provision for credit losses related to loans transferred or sold included a $10 million benefit related to recovery of lower of cost or market losses recorded in prior quarters due to payments received on loans currently held in the loan portfolio that had been previously carried in loans held for sale.

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Wachovia 4Q04 Quarterly Earnings Report

MERGER INTEGRATION UPDATE

ESTIMATED MERGER EXPENSES

In connection with the SouthTrust merger which closed on November 1, 2004, we began recording certain merger-related and restructuring expenses in our income statement, as well as preliminary purchase accounting adjustments to record SouthTrust’s assets and liabilities at their respective fair values as of November 1, 2004, and certain exit costs related to SouthTrust’s businesses. As of December 31, 2004, net merger-related and restructuring expenses were $41 million, and exit cost purchase accounting adjustments were $60 million.

In connection with the Wachovia Securities retail brokerage transaction, which closed on July 1, 2003, we began recording certain merger-related and restructuring expenses in 3Q03 in our income statement. In addition, we recorded purchase accounting adjustments to reflect Prudential Financial’s contributed assets and liabilities at their respective fair values as of July 1, 2003, and to reflect certain exit costs related to Prudential’s contributed businesses, which has the effect of increasing goodwill. These purchase accounting adjustments total $515 million and include $5 million of exit cost liabilities reversed in 4Q04. We currently expect merger-related and restructuring expenses to be $500 million. During 2Q04, we reduced our estimate of total one-time costs for the Wachovia Securities retail brokerage transaction by $113 million to $1.0 billion.

The following table indicates our progress compared with the estimated merger expenses for each of the respective transactions.

SouthTrust Transaction	Net Merger - Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
(In millions)
Total estimated expenses	$253	447	700
Actual expenses
Fourth quarter 2004	41	60	101

Total actual expenses	$41	60	101

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to SouthTrust’s contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant SouthTrust acquired facilities. These adjustments are reflected in goodwill and are not charges against income. Depending upon the timing of integration actions, certain items projected to be recorded as exit cost purchase accounting adjustments may be recorded as net merger-related and restructuring expenses.

Wachovia Securities Retail Brokerage Transaction	Net Merger - Related and Restructuring Expenses	Exit Cost Purchase Accounting Adjustments (a)	Total
(In millions)
Total estimated expenses	$500	520	1,020

Actual expenses
2003	85	118	203
First quarter 2004	55	35	90
Second quarter 2004	65	367	432
Third quarter 2004	99	—	99
Fourth quarter 2004	79	(5)	74

Total actual expenses	$383	515	898

(a)	These adjustments represent incremental costs related to combining the two companies and are specifically attributable to Prudential’s contributed business. Examples include employee termination costs, employee relocation costs, contract cancellations including leases and closing redundant Prudential contributed facilities. These adjustments are reflected in goodwill and are not charges against income.

The total one-time costs for each of these transactions are the sum of total merger-related and restructuring expenses as reported in the following Merger-Related and Restructuring Expenses table and Total pre-tax exit cost purchase accounting adjustments (one-time costs) as detailed in the Goodwill and Other Intangibles table on the following pages for each of the respective transactions.

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Wachovia 4Q04 Quarterly Earnings Report

During the quarter, we recorded one-time costs of $101 million related to the SouthTrust merger and one-time net costs of $74 million related to the Wachovia Securities retail brokerage transaction for a cumulative total of $898 million.

Merger-Related and Restructuring Expenses (Income Statement Impact)	2004				2003
(In millions)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
SouthTrust merger-related and restructuring expenses
Personnel and employee termination benefits	$24	—	—	—	—
Contract cancellations and system conversions	10	—	—	—	—
Other	7	—	—	—	—

Total SouthTrust merger-related and restructuring expenses	41	—	—	—	—

Wachovia Securities retail brokerage transaction merger-related and restructuring expenses
Personnel and employee termination benefits	18	49	20	19	16
Occupancy and equipment	10	10	7	2	2
Advertising	(1)	1	1	16	—
Contract cancellations and system conversions	44	30	33	15	19
Other	8	9	4	3	5

Total Wachovia Securities retail brokerage transaction merger-related and restructuring expenses	79	99	65	55	42

First Union/Wachovia merger-related and restructuring expenses - Final
Personnel and employee termination benefits	(2)	2	12	14	30
Occupancy and equipment	(2)	13	10	13	6
Advertising	—	—	—	1	25
Contract cancellations and system conversions	—	9	11	13	27
Other	—	4	4	6	5

Total First Union/Wachovia merger-related and restructuring expenses - Final	(4)	28	37	47	93

Other merger-related and restructuring expenses (reversals), net	—	—	—	(3)	—

Net merger-related and restructuring expenses	116	127	102	99	135

Prudential Financial’s 38 percent of shared Wachovia/Prudential Financial retail brokerage merger-related and restructuring expenses (minority interest)	(30)	(37)	(25)	(22)	(15)
Income taxes (benefits)	(33)	(35)	(30)	(29)	(45)

After-tax net merger-related and restructuring expenses	$53	55	47	48	75

MERGER-RELATED AND RESTRUCTURING EXPENSES

In the quarter, we recorded $41 million in net merger related and restructuring expenses related to the SouthTrust integration largely relating to personnel and benefits and system conversions. We also recorded $79 million in net merger-related and restructuring expenses related to the Wachovia Securities retail brokerage transaction before giving effect to Prudential Financial’s share of these expenses of $30 million. The majority of these expenses related to system conversion costs as well as personnel and employee termination benefits and occupancy costs.

GOODWILL AND OTHER INTANGIBLES

Under purchase accounting, the assets and liabilities of SouthTrust and the assets and liabilities contributed by Prudential Financial to the Wachovia Securities retail brokerage transaction were recorded at their respective fair values as of November 1, 2004 and July 1, 2003, respectively, as if they had been individually purchased in the open market. The purchase accounting adjustments associated with SouthTrust’s assets and liabilities are preliminary in nature and are subject to further refinement. The premiums and discounts that resulted from the purchase accounting adjustments to financial instruments are accreted/amortized into income/expense over the estimated term of the respective assets and liabilities, similar to the purchase of a bond at a premium or discount. This results in a market yield in the income statement for those assets and liabilities. Assuming a stable market environment from the date of purchase, we would expect that as these assets and liabilities mature, they could generally be replaced with instruments of similar yields.

In 4Q04, we recorded $60 million in net pre-tax exit costs principally comprising personnel and employee benefit costs relating to SouthTrust employees somewhat offset by valuation gains on regulatory mandated branch sales.

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Wachovia 4Q04 Quarterly Earnings Report

Goodwill and Other Intangibles Created by the SouthTrust Transaction - Preliminary

(In millions)
Purchase price less former SouthTrust ending tangible stockholders' equity as of November 1, 2004	$10,048

Fair value purchase accounting adjustments (a)
Financial assets	(69)
Premises and equipment	98
Employee benefit plans	99
Financial liabilities	275
Other	27
Income taxes	(163)

Total fair value purchase accounting adjustments	267

Exit cost purchase accounting adjustments (b)
Personnel and employee termination benefits	168
Occupancy and equipment	—
Regulatory mandated branch sales	(129)
Other	21

Total pre-tax exit costs	60
Income taxes	17

Total after-tax exit cost purchase accounting adjustments (One-time costs)	77

Total purchase intangibles	10,392
Core deposit base and customer relationship intangibles (Net of income taxes)	455

Goodwill as of December 31, 2004	$9,937

(a)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities of the former SouthTrust to their fair values as of November 1, 2004.

(b)	These adjustments represent incremental expenses relating to combining the two companies and are specifically attributable to those businesses of the former SouthTrust.

The preliminary fair value purchase accounting adjustments relating to SouthTrust were $267 million. These adjustments are preliminary and subject to further refinement.

Goodwill and Other Intangibles Created by the Wachovia Securities Retail Brokerage Transaction - Final

(In millions)
Contributed value less book value of net assets contributed by Prudential Financial, Inc. as of July 1, 2003 (a)	$118

Fair value purchase accounting adjustments (b)
Premises and equipment	116
Other	127
Income taxes	(55)

Total fair value purchase accounting adjustments	188

Exit cost purchase accounting adjustments (c)
Personnel and employee termination benefits	147
Occupancy and equipment	324
Other	44

Total pre-tax exit costs	515
Income taxes	(128)

Total after-tax exit cost purchase accounting adjustments (One-time costs)	387

Total purchase intangibles	693
Customer relationships intangibles (Net of income taxes)	113

Goodwill as of December 31, 2004	$580

(a)	3Q03 based on preliminary valuation of net assets contributed.

(b)	These adjustments represent fair value adjustments in compliance with purchase accounting standards and adjust assets and liabilities contributed by Prudential Financial to their fair values as of July 1, 2003.

(c)	These adjustments represent incremental expenses relating to combining the two companies and are specifically attributable to those businesses contributed by Prudential Financial.

The fair value purchase accounting adjustments relating to the Wachovia Securities retail brokerage transaction were final as of June 30, 2004, subject to a reclassification recorded in 4Q04 that had the effect of increasing goodwill and reducing deferred taxes and other liabilities by $77 million. As of December 31, 2004, the goodwill attributable to this transaction was $580 million.

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Wachovia 4Q04 Quarterly Earnings Report

EXPLANATION OF OUR USE OF CERTAIN NON-GAAP FINANCIAL MEASURES

In addition to results presented in accordance with GAAP, this quarterly earnings report includes certain non-GAAP financial measures, including those presented on pages 3 and 5 under the captions “Earnings Reconciliation”, and “Other Financial Measures”, each with the sub-headings – “Earnings excluding merger-related and restructuring expenses and — “Earnings excluding merger-related and restructuring expenses, and other intangible amortization”, and which are reconciled to GAAP financial measures on pages 41-44. In addition, in this quarterly earnings report certain designated net interest income amounts are presented on a tax-equivalent basis, including the calculation of the overhead efficiency ratio.

Wachovia believes these non-GAAP financial measures provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends and facilitates comparisons with the performance of others in the financial services industry. Specifically, Wachovia believes the exclusion of merger-related and restructuring expenses, and the cumulative effect of a change in accounting principle permits evaluation and a comparison of results for on-going business operations, and it is on this basis that Wachovia’s management internally assesses the company’s performance. Those non-operating items are excluded from Wachovia’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider them particularly relevant or useful in evaluating the operating performance of our business segments. In addition, because of the significant amount of deposit base intangible amortization, Wachovia believes the exclusion of this expense provides investors with consistent and meaningful comparisons to other financial services firms. Wachovia’s management makes recommendations to its board of directors about dividend payments based on reported earnings excluding merger-related and restructuring expenses, other intangible amortization and the cumulative effect of a change in accounting principle, and has communicated certain dividend payout ratio goals to investors on this basis. Management believes this payout ratio is useful to investors because it provides investors with a better understanding of and permits investors to monitor Wachovia’s dividend payout policy. Wachovia also believes the presentation of net interest income on a tax-equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry standards. Wachovia operates one of the largest retail brokerage businesses in our industry, and we have presented an overhead efficiency ratio excluding these brokerage services, which management believes is useful to investors in comparing the performance of our banking business with other banking companies.

Although Wachovia believes the above non-GAAP financial measures enhance investors’ understanding of our business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures.

See also page 46 for a discussion of the presentation of “Supplemental Illustrative Combined” financial information.

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Wachovia 4Q04 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures		2004				2003
(Dollars in millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Net income available to common stockholders
Net income available to common stockholders (GAAP)	A	$1,448	1,263	1,252	1,251	1,100
After tax merger-related and restructuring expenses (GAAP)		53	55	47	48	75

Net income available to common stockholders, excluding merger-related and restructuring expenses	B	1,501	1,318	1,299	1,299	1,175
After tax other intangible amortization (GAAP)		74	62	67	69	74

Net income available to common stockholders, excluding after tax merger-related and restructuring expenses, and other intangible amortization	C	$1,575	1,380	1,366	1,368	1,249

Return on average common stockholders’ equity
Average common stockholders’ equity (GAAP)	D	$42,644	33,246	32,496	32,737	32,141
Merger-related and restructuring expenses (GAAP)		169	116	69	20	199

Average common stockholders’ equity, excluding merger-related and restructuring expenses	E	42,813	33,362	32,565	32,757	32,340
Average intangible assets (GAAP)	F	(19,257)	(12,473)	(12,326)	(12,351)	(12,380)

Average common stockholders’ equity, excluding merger-related and restructuring expenses, and other intangible amortization	G	$23,556	20,889	20,239	20,406	19,960

Return on average common stockholders’ equity
GAAP	A/D	13.50%	15.12	15.49	15.37	13.58
Excluding merger-related and restructuring expenses	B/E	13.95	15.72	16.04	15.95	14.41
Return on average tangible common stockholders’ equity
GAAP	A/D+F	24.62	24.20	24.96	24.68	22.09
Excluding merger-related and restructuring expenses, and other intangible amortization	C/G	26.59%	26.28	27.15	26.97	24.83

Table continued on next page.

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Wachovia 4Q04 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures		2004				2003
(Dollars in millions, except per share data)	*	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Return on average assets
Average assets (GAAP)	H	$472,431	424,399	411,074	398,688	388,987
Average intangible assets (GAAP)		(19,257)	(12,473)	(12,326)	(12,351)	(12,380)

Average tangible assets (GAAP)	I	$453,174	411,926	398,748	386,337	376,607

Average assets (GAAP)		$472,431	424,399	411,074	398,688	388,987
Merger-related and restructuring expenses (GAAP)		169	116	69	20	199
Average assets, excluding merger-related and restructuring expenses	J	472,600	424,515	411,143	398,708	389,186
Average intangible assets (GAAP)		(19,257)	(12,473)	(12,326)	(12,351)	(12,380)

Average tangible assets, excluding merger- related and restructuring expenses	K	$453,343	412,042	398,817	386,357	376,806

Return on average assets
GAAP	A/H	1.22%	1.18	1.22	1.26	1.12
Excluding merger-related and restructuring expenses	B/J	1.26	1.24	1.27	1.31	1.20
Return on average tangible assets
GAAP	A/I	1.27	1.22	1.26	1.30	1.16
Excluding merger-related and restructuring expenses, and other intangible amoritization	C/K	1.38%	1.33%	1.38	1.42	1.32

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 41 through 44 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 4Q04 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures	*	2004				2003
(Dollars in millions, except per share data)		Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Overhead efficiency ratios
Noninterest expense (GAAP)	L	$3,834	3,671	3,495	3,666	3,775
Merger-related and restructuring expenses (GAAP)		(116)	(127)	(102)	(99)	(135)

Noninterest expense, excluding merger-related and restructuring expenses	M	3,718	3,544	3,393	3,567	3,640
Other intangible amortization (GAAP)		(113)	(99)	(107)	(112)	(120)

Noninterest expense, excluding merger-related and restructuring expenses, and other intangible amortization	N	$3,605	3,445	3,286	3,455	3,520

Net interest income (GAAP)		$3,297	2,965	2,838	2,861	2,877
Tax-equivalent adjustment		60	63	65	62	65

Net interest income (Tax-equivalent)		3,357	3,028	2,903	2,923	2,942
Fee and other income (GAAP)		2,804	2,601	2,607	2,767	2,613

Total	O	$6,161	5,629	5,510	5,690	5,555

Retail Brokerage Services, excluding insurance
Noninterest expense (GAAP)	P	$905	859	905	985	957

Net interest income (GAAP)		$141	139	118	106	82
Tax-equivalent adjustment		1	—	—	—	1

Net interest income (Tax-equivalent)		142	139	118	106	83
Fee and other income (GAAP)		906	827	907	1,031	1,008

Total	Q	$1,048	966	1,025	1,137	1,091

Overhead efficiency ratios
GAAP	L/O	62.23%	65.20	63.46	64.42	67.95
Excluding merger-related and restructuring expenses	M/O	60.34	62.96	61.60	62.67	65.51
Excluding merger-related and restructuring expenses, and brokerage	M-P/O-Q	55.01	57.56	55.50	56.69	60.08
Excluding merger-related and restructuring expenses, and other intangible amortization	N/O	58.50	61.20	59.66	60.70	63.35
Excluding merger-related and restructuring expenses, other intangible amortization and brokerage	N-P/O-Q	52.79%	55.44	53.12	54.23	57.39

Table continued on next page

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Wachovia 4Q04 Quarterly Earnings Report

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Reconciliation of Certain Non-GAAP Financial Measures	*	2004				2003
(Dollars in millions, except per share data)		Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
Operating leverage
Operating leverage (GAAP)		$368	(55)	(11)	244	18
Merger-related and restructuring expenses (GAAP)		(10)	25	3	(36)	(12)

Operating leverage, excluding merger-related and restructuring expenses		358	(30)	(8)	208	6
Other intangible amortization (GAAP)		15	(8)	(5)	(8)	(7)

Operating leverage, excluding merger-related and restructuring expenses, and other intangible amortization		$373	(38)	(13)	200	(1)

Dividend payout ratios on common shares
Dividends paid per common share	R	$0.46	0.40	0.40	0.40	0.35

Diluted earnings per common share (GAAP)	S	$0.95	0.96	0.95	0.94	0.83
Merger-related and restructuring expenses (GAAP)		0.04	0.04	0.03	0.04	0.05
Other intangible amortization (GAAP)		0.05	0.05	0.05	0.05	0.06

Diluted earnings per common share, excluding merger-related and restructuring expenses, and other intangible amortization	T	$1.04	1.05	1.03	1.03	0.94

Dividend payout ratios
GAAP	R/S	48.42%	41.67	42.11	42.55	42.17
Excluding merger-related and restructuring expenses, and other intangible amortization	R/T	44.23%	38.10	38.83	38.83	37.23

*	The letters included in the column are provided to show how the various ratios presented in the tables on pages 41 through 44 are calculated. For example, return on average assets on a GAAP basis is calculated by dividing net income (GAAP) by average assets (GAAP) (i.e., A/H), and annualized where appropriate.

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Wachovia 4Q04 Quarterly Earnings Report

CAUTIONARY STATEMENT

The foregoing materials and management’s discussion of them may contain, among other things, certain forward-looking statements with respect to Wachovia, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of Wachovia, including, without limitation, (i) statements relating to certain of Wachovia’s goals and expectations with respect to earnings, earnings per share, revenue, expenses, and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, (ii) statements relating to the benefits of (A) the merger between Wachovia Corporation and SouthTrust Corporation, completed November 1, 2004, (the “Merger”), and (B) the retail securities brokerage combination transaction between Wachovia and Prudential Financial, Inc., completed July 1, 2003 (the “Brokerage Transaction”), including future financial and operating results, cost savings, enhanced revenues and the accretion of reported earnings that may be realized from the Merger and/or the Brokerage Transaction, (iii) statements with respect to Wachovia’s plans, objectives, expectations and intentions and other statements that are not historical facts, and (iv) statements preceded by, followed by or that include the words “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans”, “targets”, “probably”, “potentially”, “projects”, “outlook” or similar expressions. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond Wachovia’s control). The following factors, among others, could cause Wachovia’s financial performance to differ materially from the goals, plans, objectives, intentions and expectations expressed in such forward-looking statements: (1) the risk that the businesses involved in the Merger and/or the Brokerage Transaction will not be integrated successfully or such integrations may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger and/or the Brokerage Transaction may not be fully realized or realized within the expected time frame; (3) revenues following the Merger and/or the Brokerage Transaction may be lower than expected; (4) deposit attrition, customer attrition, operating costs, and business disruption following the Merger and/or the Brokerage Transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) enforcement actions by governmental agencies that are not currently anticipated; (6) the strength of the United States economy in general and the strength of the local economies in which Wachovia conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on Wachovia’s loan portfolio and allowance for loan losses; (7) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (8) inflation, interest rate, market and monetary fluctuations; (9) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on Wachovia’s capital markets and capital management activities, including, without limitation, its mergers and acquisition advisory business, equity and debt underwriting activities, private equity investment activities, derivative securities activities, investment and wealth management advisory businesses, and brokerage activities; (10) adverse changes in the financial performance and/or condition of Wachovia’s borrowers which could impact the repayment of such borrowers’ outstanding loans; (11) the impact of changes in accounting principles; and (12) the impact on Wachovia’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in the reports filed by Wachovia with the Securities and Exchange Commission, including its Current Report on Form 8-K dated January 19, 2005.

Wachovia cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the Merger and/or the Brokerage Transaction or other matters and attributable to Wachovia or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Wachovia does not undertake any obligation to update any forward-looking statement, whether written or oral.

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Wachovia 4Q04 Quarterly Earnings Report

SUPPLEMENTAL ILLUSTRATIVE COMBINED INFORMATION

This Quarterly Earnings Report contains certain financial information labeled “Combined” results. The “Combined” information contained in this Quarterly Earnings Report shows certain historical financial data for each of Wachovia and SouthTrust and also shows similar combined illustrative information reflecting the merger of SouthTrust with and into Wachovia. The historical financial data show the financial results actually achieved by Wachovia and SouthTrust for the periods indicated. The “Combined” illustrative information shows the illustrative effect of the merger under the purchase method of accounting hypothetically assuming the merger was consummated as of the applicable prior period, instead of November 1, 2004, the actual merger consummation date. In the case of the “Combined” illustrative information for the three months ended December 31, 2004, the standalone SouthTrust information represents the period from October 1, 2004 to October 31, 2004. In the case of the “Combined” illustrative information for the full year ended December 31, 2004, the standalone SouthTrust information represents the period from January 1, 2004 to October 31, 2004.

The “Combined” illustrative information is not prepared in accordance with generally accepted accounting principles (“GAAP”), although both the historical Wachovia and historical SouthTrust financial information presented were respectively prepared in accordance with GAAP. Wachovia believes the “Combined” illustrative information is useful to investors in understanding how the financial information of Wachovia and SouthTrust may have appeared on a combined basis had the two companies actually been merged as of the dates indicated and how the financial information of the business segments and certain sub-segments of the new combined company may have appeared had the two companies actually been merged as of the dates indicated.

The “Combined” illustrative information includes estimated adjustments to record certain assets and liabilities of SouthTrust at their respective fair values and to record certain exit costs related to SouthTrust. The estimated adjustments are subject to updates as additional information becomes available and as additional analyses are performed. Certain other assets and liabilities of SouthTrust will also be subject to adjustment to their respective fair values, including additional intangible assets which may be identified. Pending more detailed analyses, no estimated adjustments are included for these assets and liabilities. Any change in the fair value of the net assets of SouthTrust will change the amount of the purchase price allocable to goodwill. In addition, the final adjustments may be materially different from the unaudited estimated adjustments presented. The “Combined” illustrative information cannot be reconciled to GAAP because many of the purchase accounting adjustments resulting from the merger are based upon valuations of assets as of the merger date and therefore cannot be ascertained for prior periods.

We anticipate that the merger will provide Wachovia with financial benefits that include increased revenue and reduced operating expenses, but these financial benefits are not reflected in the “Combined” illustrative information. Accordingly, the “Combined” illustrative information does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had our companies been combined during the periods presented.

The costs associated with merger integration activities that impact certain SouthTrust systems, facilities and equipment, personnel and contractual arrangements will be recorded as purchase accounting adjustments when the appropriate plans are in place with potential refinements up to one year after completion of the merger as additional information becomes available. We currently estimate that exit cost purchase accounting adjustments will amount to $447 million pre-tax ($275 million after-tax). The costs associated with integrating systems and operations will be recorded as merger-related expenses based on the nature and timing of the related expenses, but generally will be recorded as the expenses are incurred. Restructuring charges will be recorded based on the nature and timing of the expenses and generally will include merger integration activities that impact Wachovia systems, facilities and equipment, personnel and contractual arrangements. We currently expect merger-related and restructuring expenses will amount to $253 million pre-tax ($156 million after-tax) and will be incurred and reported through 2006.

The information herein is based on historical financial information and related notes that Wachovia and SouthTrust have respectively presented in prior filings with the Securities and Exchange Commission. Shareholders are encouraged to review that historical financial information and related notes in connection with the “Combined” illustrative information.

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